Exhibit 4.19

Execution Copy

TRUST INDENTURE

by and between

THE CONNECTICUT WATER COMPANY

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated as of March 1, 2004

Initial Debenture Bonds:
$12,500,000
The Connecticut Water Company
Variable Rate Taxable Debenture Bonds,
Series 2004

Exhibit 4.19

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Exhibit 4.19

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Exhibit 4.19

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Exhibit 4.19

APPENDICES:

Appendix A - Definitions	A-1
Appendix B - Form of Variable Rate Bond and Form of Fixed Rate Bonds	B-1

iv

Exhibit 4.19

ARTICLE I: INTRODUCTION AND DEFINITIONS

     Section 1.01. Description of this Indenture.

     This TRUST INDENTURE (the “Indenture”) is entered into as of March 1, 2004 by and between The Connecticut Water Company (with its successors, the “Issuer”) and U.S. Bank National Association, as Trustee (with its successors, the “Trustee”).

     This Indenture provides for the following transactions:

     (a) the Issuer’s issue of the Initial Bonds and Additional Bonds of the same Series as the Initial Bonds and Additional Bonds of a new Series pursuant to the provisions hereof; and

     (b) the Issuer’s assignment to the Trustee in trust for the benefit and security of the Bondowners and the Credit Facility Providers of the Trust Estate described below.

     In consideration of the mutual agreements contained in this Indenture and other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners and the Credit Facility Providers.

     Section 1.02. Definitions.

     In addition to terms defined elsewhere herein, terms used herein shall have the meaning ascribed thereto in Appendix A hereof, unless the context otherwise requires.

     Words importing persons include firms, associations and corporations, and words importing the singular number include the plural number and vice versa.

     Section 1.03. Pledge of Funds To Trustee.

     The Issuer, in consideration of the premises and of the purchase of a Series of the Bonds and the issuance of a Credit Facility, if any, with respect to such Series of Bonds and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure the payment of the principal of, premium, if any, and interest on the Bonds and the performance and observance of all of the covenants and conditions herein or therein contained, has executed and delivered this Indenture and has conveyed, granted, assigned, transferred, pledged, set over and confirmed and granted a security interest in and by these presents does hereby convey, grant, assign, transfer, pledge, set over and confirm and grant a security interest in, unto the Trustee, its successor or successors and its or their assigns forever, with power of sale, all and singular the property hereinafter described (such property being herein sometimes referred to as the “Trust Estate”) to wit:

GRANTING CLAUSES

     (i) All monies and securities deposited and held in the Funds and Accounts created hereunder, including investment income therefrom;

     (ii) The proceeds of all of the foregoing; and

Exhibit 4.19

     (iii) Any and all other property of every kind and nature from time to time hereafter, by delivery or by writing of any kind, conveyed, pledged, assigned or transferred as and for additional security hereunder by the Issuer or by anyone on its behalf to the Trustee.

     TO HAVE AND TO HOLD, all and singular, the properties and the rights and privileges hereby conveyed, assigned and pledged by the Issuer or intended so to be, unto the Trustee and its successors and assigns forever, in trust, nevertheless, with power of sale and for the equal and pro rata benefit and security of each and every Owner of the Bonds of a Series issued and to be issued hereunder, without preference, priority or distinction as to participation in the lien, benefit and protection hereof of one Bond of a Series over or from the others, by reason of priority in the issue or negotiation or maturity thereof, or for any other reason whatsoever, so that each and all of such Bonds of a Series shall have the same right, lien and privilege under this Indenture and shall be equally secured hereby with the same effect as if the same had all been made, issued and negotiated simultaneously with the delivery hereof and were expressed to mature on one and the same date, except as herein otherwise expressly provided herein among Series of Bonds.

     PROVIDED, NEVERTHELESS, and these presents are upon the express condition, that if the Issuer or its successors or assigns shall well and truly pay or cause to be paid the principal of a Series of Bonds with interest, according to the provisions set forth in the Bonds or shall provide for the payment or redemption of such Bonds by depositing or causing to be deposited with the Trustee the entire amount of funds or securities requisite for payment or redemption thereof when and as authorized by the provisions hereof, and shall also pay or cause to be paid all other sums payable hereunder by the Issuer, and the Issuer shall pay or cause to be paid all Credit Facility Payment Obligations then these presents and the estate and rights hereby granted shall cease, determine and become void with respect to that Series, and thereupon the Trustee, on payment of its lawful charges and disbursements then unpaid, on demand of the Issuer and upon the payment of the cost and expenses thereof, shall duly execute, acknowledge and deliver to the Issuer such instruments of satisfaction or release as may be necessary or proper to discharge this Indenture with respect to that Series, including, if appropriate, any required discharge of record, and, if necessary, shall grant, reassign and deliver to the Issuer, its successors or assigns, all and singular the property, rights, privileges and interests with respect to that Series by it hereby granted, conveyed and assigned, and all substitutes therefor, or any part thereof, not previously disposed of or released as herein provided; otherwise this Indenture shall be and remain in full force.

     PROVIDED, FURTHER, that the pledge of the right, title and interest of the Issuer in and to the Trust Estate is given with recognition by the Trustee of the ability of the Issuer to issue Additional Bonds.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Bonds are to be issued, authenticated and delivered, and that all of the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its respective successors in said trust, for the benefit of those who shall own the Bonds and the Credit Facility Providers, or any of them as follows.

Exhibit 4.19

ARTICLE II: THE BORROWING

     Section 2.01. The Bonds.

     (a) Promise to Pay.

     (i) The Bonds shall be a general obligation of the Issuer. The Issuer agrees to make payments to the Trustee in an amount necessary to pay the principal (including sinking fund installments), redemption premium, if any, and interest on the Bonds, or to reimburse the Credit Facility Providers for draws on any Credit Facility pursuant to Section 2.07 to pay the same.

     (ii) If the Issuer secures, after the date hereof, any bonds under the Mortgage Trust Indenture (the “Mortgage”), dated as of June 1, 1956, as amended and supplemented, between the Issuer and The Connecticut Bank and Trust Company (predecessor in interest to U.S. Bank National Association), the Issuer shall secure the Bonds on a parity basis with such bonds issued under the Mortgage.

     (b) Details of the Bonds.

     The Bonds shall be numbered from R-1 upwards in the order of their issuance, or in any other manner deemed appropriate by the Paying Agent and the Issuer. Bonds shall be issued only in Authorized Denominations. Bonds of a Series bearing interest at a Variable Rate shall be dated the date of original delivery. Bonds of a Series bearing interest at a Fixed Rate shall be dated in accordance with the supplemental indenture providing for the issuance of such Series.

     Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of an Authorized Officer. The authenticating certificate of the Paying Agent shall be manually signed on behalf of the Paying Agent.

     In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be an Authorized Officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

     The Initial Bonds shall mature on January 4, 2029. The interest on the Bonds until they come due shall be payable on each Interest Payment Date applicable thereto.

     Bonds shall bear interest at the applicable Variable Rate or the Fixed Rate, as hereinafter set forth. The Variable Rate shall be computed upon the basis of a 365-day or 366-day year for the actual number of days elapsed. The Fixed Rate shall be computed upon the basis of a 360-day year consisting of twelve 30-day months.

     The Initial Bonds are subject to optional and mandatory tender and optional and mandatory redemption all as described in Articles III and VII and in the form of Bonds.

     The Issuer may issue Additional Bonds upon the same terms and conditions set forth in this Indenture for the issuance of the Initial Bonds. The Issuer also may issue Additional Bonds of a new Series of Bonds secured by a separate pledge of the Trust Estate, in accordance with the provisions of Article XV, and the terms of such Additional Bonds shall be as specified in the supplemental indentures providing for the issuance of such Series.

Exhibit 4.19

     (c) Form of Bonds.

     Subject to the provisions of this Indenture, the forms of the Initial Bonds and the Paying Agent’s certificate of authentications shall be of substantially the forms in Appendix B hereto with such changes as are required hereby.

     (d) Replacement of Bonds.

     Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Issuer, the Trustee, the Credit Facility Providers and the Paying Agent against all liability and expense arising out of the issuance and authentication of such replacement Bonds and the applicant shall deliver to them such security and indemnity as may be required by them. Upon a conversion to a Fixed Rate, the Bonds so converted may be exchanged for new Bonds in the form provided in this Indenture, with such changes as may be appropriate.

     (e) Registration of Bonds in the Book-Entry Only System.

     (i) The provisions of this Subsection 2.01(e) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of DTC while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 2.01(e)) is in effect.

     (ii) The Bonds shall be issued in the form of one authenticated fully registered Bond for each Series, maturity and mode (Variable Rate or Fixed Rate) of Bonds in substantially the form set forth in Subsection 2.01(c). On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Paying Agent in the name of CEDE & CO., as nominee of DTC as agent for the Issuer in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Paying Agent in the name of CEDE & CO., as nominee of DTC, the Issuer, the Paying Agent, the Credit Facility Providers and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of mandatory purchase, tender or redemption, or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal or Purchase Price of or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal and Purchase Price of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Issuer’s and the Credit Facility Provider’s obligations with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. No person other than DTC shall receive an authenticated Bond evidencing the obligation of the Issuer to make payments of principal or Purchase Price of and premium, if any, and interest pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words “CEDE & CO.” in this Indenture shall refer to such new nominee of DTC.

     (iii) Upon receipt by the Issuer and the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Paying Agent shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests

Exhibit 4.19

the Issuer, the Paying Agent and the Trustee to do so, the Trustee, the Paying Agent and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging such Bonds shall designate.

     (iv) In the event the Issuer determines that the Beneficial Owners should obtain Bond certificates, the Issuer may so notify DTC, the Paying Agent and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Paying Agent, at the expense of the Issuer shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in Authorized Denominations. Whenever DTC requests the Issuer and the Paying Agent to do so, the Paying Agent and the Issuer, at the expense of the Issuer, will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.

     (v) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal and Purchase Price of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the DTC Letter of Representations in effect on the date of this Indenture, and as it may be amended from time to time.

     (vi) Notwithstanding any provision in Section 3.01, 5.02 or 7.01 to the contrary, so long as all of the Bonds Outstanding of a Series are held in the Book-Entry Only System, if less than all of such Bonds are to be redeemed upon any redemption of Bonds hereunder, the beneficial interests in particular Bonds or portions of Bonds to be redeemed shall be selected by DTC in such manner as DTC may determine.

     Section 2.02. Application of Bond Proceeds and Other Amounts.

     (a) Initial Bonds.

     Upon the receipt of the proceeds of the sale of the Initial Bonds, the Trustee, upon the written direction of the Issuer, shall deposit in the Refunding Fund an amount equal to $12,500,000, representing: the outstanding principal amount of the Prior Obligations, $12,050,000, a 3.5% early redemption premium on the Prior Obligations, $421,750 and a portion of the accrued interest on the Prior Obligations from January 1, 2004 to April 8, 2004, $28,250.

     (b) Issuer Contribution with Respect to Initial Bonds.

     A contribution of the Issuer in the amount of $422,078.31 shall be deposited as follows in connection with the issuance of the Initial Bonds: (i) $197,078.31 shall be deposited in the Refunding Fund to cover a portion of the amount of interest which accrues on the Prior Obligations from January 1, 2004 to April 8, 2004 and (ii) $225,000.00 shall be deposited in the Cost of Issuance Fund to pay the Costs of Issuance of the Initial Bonds, including the initial Letter of Credit fee.

     (c) Subsequent Series.

     The Issuer may issue Additional Bonds for an existing Series of Bonds, or Additional Bonds for a new Series of Bonds, pursuant to Article XV hereof. The proceeds of any subsequent Series of Bonds shall be applied as provided in the supplemental indentures providing for the issuance of such Additional Bonds.

Exhibit 4.19

     Section 2.03. Interest Rates and Interest Payment Provisions.

     (a) Anything herein to the contrary notwithstanding, in no event shall the interest rate borne by Variable Rate Bonds at any time exceed the Maximum Rate. Subject to such limitation, the interest rate on the Bonds shall be determined as provided in this Section 2.03.

     (b) The Initial Bonds (except Purchased Bonds) shall initially bear interest in the Weekly Mode as determined by the Remarketing Agent.

     (c) The interest rate for Bonds (other than Purchased Bonds) in a Flexible Mode shall be determined in the following manner. No later than 12:30 p.m., New York City time, on each Flexible Date (except any Flexible Date that is an Interest Mode Adjustment Date on which such Bonds shall no longer be in a Flexible Mode), the Remarketing Agent for the applicable Series of Bonds shall determine the Flexible Rate for each applicable Flexible Period of the Flexible Mode and shall make the Flexible Rate available to any Bondowner who makes telephonic request therefor. On or before 12:30 p.m., New York City time, on the Rate Determination Date for each Flexible Period, the Issuer shall determine the length of such Flexible Period, and the Bonds to which such Flexible Period shall apply; provided, however, that no Flexible Period shall extend beyond an Expiration Date. The interest rate determined shall be effective on the applicable Rate Adjustment Date for such Bonds. Except when the Bonds are in a Book-Entry Only System pursuant to Section 2.01(e), promptly following determination of the Flexible Rate, the Trustee shall direct the Paying Agent to, and the Paying Agent shall, mail notice of the Flexible Rate for such Flexible Period and the length of such Flexible Period to the Owners of the Bonds in the Flexible Mode. When Bonds are in a Flexible Mode, different Bonds in said Flexible Mode may bear interest at different Flexible Rates and have different Flexible Periods. All Bonds of a Series whose Flexible Periods commence on a given Flexible Date and which have equal Flexible Periods shall bear interest at the same rate.

     (d) The interest rate for Bonds (other than Purchased Bonds) in a Daily Mode shall be determined in the following manner. On each Business Day while Bonds are in a Daily Mode the Remarketing Agent shall determine on or before 10:30 a.m., New York City time, the interest rate which the Bonds of the applicable Series should bear for such day. With respect to any day that is not a Business Day, such interest rate shall be the same rate as the interest rate established for the immediately preceding Business Day with respect to such Bonds unless such Remarketing Agent, the Liquidity Facility Provider and the Paying Agent are open for business on such non-Business Day, and such Remarketing Agent determines a rate for such non-Business Day, in which case the Bonds of the applicable Series shall bear the rate so determined by such Remarketing Agent. Except when the Bonds are in a Book-Entry Only System pursuant to Section 2.01(e), promptly following determination of such interest rate, the Trustee shall direct the Paying Agent to, and the Paying Agent shall, mail to each Bondowner, within seven (7) Business Days after each Interest Payment Date as to Bonds in a Daily Mode, a written statement showing the interest rate for each day of such Daily Mode during the preceding Interest Period.

     (e) The interest rate for Bonds (other than Purchased Bonds) in a Weekly Mode shall be determined in the following manner. At or before 10:00 a.m., New York City time, on each Rate Determination Date for such Weekly Mode, the Remarketing Agent for the applicable Series of Bonds shall determine the interest rate which such Bonds shall bear during such Rate Period. The interest rate so determined shall be effective on the next Rate Adjustment Date, or if the Rate Determination Date is a Rate Adjustment Date, such Rate Adjustment Date. Except when the Bonds are in a Book-Entry Only System pursuant to Section 2.01(e), promptly following determination of such interest rate, the Trustee shall direct the Paying Agent to, and the Paying Agent shall mail, to each Bondowner within seven (7) Business Days after each Interest Payment Date as to Bonds in a Weekly Mode, a written statement showing the interest rates for such Bonds during the preceding Interest Period.

Exhibit 4.19

     (f) The interest rate to be determined by a Remarketing Agent on a Rate Determination Date for Bonds in a particular Interest Mode as provided in Subsections 2.03(c) through (e), inclusive, shall be the lowest interest rate which, if borne by such Bonds throughout the following Rate Period, would, in the best business judgment of such Remarketing Agent, having due regard for the prevailing financial market conditions for taxable debenture bonds or other securities the interest on which is included in gross income for federal income tax purposes and of the same general nature as such Bonds or securities the interest on which is included in gross income for federal income tax purposes and which are comparable as to credit ratings and maturity (or period for tender) with the credit ratings and maturity (or period for tender) of such Bonds, be the lowest interest rate which would enable such Remarketing Agent to place such Bonds at a price of par (plus accrued interest, if any) on the Rate Adjustment Date.

     (g) If for any reason the interest rate for Bonds is not or cannot be established as provided in the preceding paragraphs (including, without limitation, in connection with a conversion to the Weekly Mode as described in Sections 2.04(e) and 2.05(d)), or is held invalid or unenforceable by a court of law, the Bonds (other than Purchased Bonds or Fixed Rate Bonds) shall immediately convert to the Weekly Mode, and so long as such condition exists, the interest rate shall be the lesser of (i) the rate equal to the offered rate for deposits of U.S. Dollars in an amount equal to the amount of Bonds Outstanding for a term of 30 days which the British Bankers Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such 30-day period, or (ii) the Maximum Rate.

     (h) On each Rate Determination Date, the Remarketing Agent for the applicable Series of Bonds shall give the Trustee, the Paying Agent, the Liquidity Facility Provider, and the Issuer telephonic, facsimile or email notice, to be followed by written notice, of the interest rate or rates, determined by such Remarketing Agent on such date, except that during a Daily Mode such telephonic notice need not be given unless the interest rate so determined is different from the interest rate for the preceding Rate Period. One day prior to the Rate Determination Date, the Issuer shall give telephonic notice to the Remarketing Agent of the length of the Flexible Period or Periods and the amount of Bonds to which such Flexible Period is applicable, and the Remarketing Agent shall give telephonic notice, to be followed by written notice of such information to the Trustee, the Paying Agent and the Liquidity Facility Provider on the Rate Determination Date. Any person entitled to receive telephonic notice under this paragraph may waive or modify its right to such notice.

     (i) Each determination of the interest rate for the Bonds, as provided herein, shall be conclusive and binding upon the Bondowners, the Issuer, the Remarketing Agent, the Credit Facility Providers, the Liquidity Facility Providers, the Paying Agent and the Trustee. Upon request, a Remarketing Agent shall give the Issuer, the Trustee, the Credit Facility Providers, the Liquidity Facility Provider, the Paying Agent, or any Bondowner telephonic notice of the interest rate on the Bonds at any time.

     (j) Purchased Bonds shall bear interest at the Purchased Bond Rate as provided in the Reimbursement Agreement for each day from and including the date that the Bond becomes a Purchased Bond to the date such Bond is paid in full or remarketed. Interest on the Purchased Bonds shall be payable at the Purchased Bond Rate. The Purchased Bond Rate shall be supplied by the Liquidity Facility Provider to the Trustee. Notwithstanding anything herein to the contrary, only the Liquidity Facility Provider, its designee or nominee, or any Owner to whom a Liquidity Facility Provider has sold Purchased Bonds pursuant to the Reimbursement Agreement may receive interest on any Bonds at the Purchased Bond Rate. Any Purchased Bonds that are successfully remarketed by the Remarketing Agent shall cease being Purchased Bonds and shall bear interest at the rate determined at the time of such remarketing in accordance with this Section 2.03.

Exhibit 4.19

     Section 2.04. Changes in Interest Modes.

     (a) Subject to the provisions of this Section, the Issuer may, from time to time, except as to Fixed Rate Bonds, designate for Bonds of a Series in an aggregate principal amount of not less than $10,000,000, one or more Interest Modes different than the Interest Mode or Interest Modes then in effect as to the balance of the Bonds of such Series; provided however, that the Issuer shall not designate the Fixed Mode for less than all of a Series of Bonds Outstanding; and provided further, however, that no Flexible Period shall extend beyond an Expiration Date.

     (b) In order to designate a new Interest Mode for the Bonds, the Issuer shall provide written notice (an “Interest Mode Adjustment Notice”) to the Credit Facility Provider, the Liquidity Facility Provider, the Remarketing Agent, the Trustee and the Paying Agent, stating: (i) the date of the Interest Mode Adjustment Date, which date (A) shall be at least twenty (20) days in the case of a change to the Daily Mode, Weekly Mode, or Flexible Mode, and at least forty-five (45) days in the case of a change to the Fixed Mode after the date on which the Interest Mode Adjustment Notice is delivered to the Trustee, and (B) shall be as to Bonds in the Daily Mode or Weekly Mode, an Interest Payment Date; and as to Bonds in the Flexible Mode, a Flexible Date with respect to such Bonds; (ii) whether the new Interest Mode shall be a Daily Mode, Weekly Mode, Flexible Mode or Fixed Mode; and (iii) that Owners of Bonds to be converted shall have no right to retain such Bonds and all Outstanding Bonds to be converted will be deemed sold to the Paying Agent on the Interest Mode Adjustment Date at the price of par. The Flexible Period may be changed in connection with and at the same time as a new interest rate for Bonds is being established pursuant to Section 2.03(c) hereof.

     (c) Within three (3) Business Days following receipt by the Trustee of an Interest Mode Adjustment Notice, the Trustee shall direct the Paying Agent to mail to each Bondowner of Bonds affected thereby a notice containing the same information as that contained in the Interest Mode Adjustment Notice.

     (d) [RESERVED]

     (e) In the event that in conjunction with a proposed change in Interest Mode, and after the mailing by the Paying Agent of an Interest Mode Adjustment Notice, any of the conditions to change cannot be satisfied, Bonds (other than Bonds in a Flexible Mode) scheduled for a change in Interest Mode shall remain in the Interest Mode then in effect, and Bonds in a Flexible Mode shall convert automatically to the Weekly Mode on the next Flexible Date with respect thereto.

     (f) Notwithstanding the provisions of this Section 2.04, no Interest Mode, except for a Fixed Mode, shall extend beyond an Expiration Date, provided that the provisions of Section 2.05(d) are met.

     Section 2.05. Fixed Rate Conversion.

     (a) Subject to the provisions of this Section, the Issuer may convert a Series of Outstanding Variable Rate Bonds to a Fixed Rate, in whole, but not in part, on the Scheduled Issuer Tender Date, so long as no Event of Default hereunder exists as certified to the Trustee by the Issuer on the Scheduled Issuer Tender Date. Such Fixed Rate shall be equal to the lowest interest rate per annum that would enable such Bonds to be remarketed at terms acceptable to the Issuer in its sole discretion on such date, which date shall be an Interest Mode Adjustment Date. Written notice of the conversion of Bonds to the Fixed Mode, the identity of any Credit Facility Provider, and the proposed Scheduled Issuer Tender Date, shall be given by the Issuer to the Trustee, the Credit Facility Provider, the Liquidity Facility Provider, the Remarketing Agent and the Rating Agencies then rating the Bonds not fewer than forty-five (45) days prior to the proposed Scheduled Issuer Tender Date. Notice of a conversion of the Bonds to the Fixed

Exhibit 4.19

Mode and the mandatory tender of the Bonds for purchase on such Scheduled Issuer Tender Date shall be given to the Owners of such Bonds as provided in Section 3.04.

     (b) Prior to any Fixed Rate Date, the Issuer and an underwriter or purchaser shall have entered into a binding purchase contract providing for the sale by the Issuer and the purchase by the underwriter or purchaser of the Series of Bonds to bear interest at a Fixed Rate. The terms and conditions of the issuance of the Bonds in the Fixed Mode shall be determined by the Issuer in its sole discretion, including the funding of a debt service reserve fund, if any, and whether or not a Credit Facility will be provided. Prior to the date on which Bonds are converted to a Fixed Rate, the Issuer and the Trustee may, without the need for the consent of or notice to the Bondowners, enter into one or more agreements supplemental to this Indenture as they deem necessary for or helpful to the implementation of the conversion to a Fixed Rate as described in this Section 2.05. The Trustee or the Issuer shall give written notice to each Rating Agency of all amendments, changes or modifications made pursuant to this Section. Following the draw under the Liquidity Facility in connection with such Fixed Rate conversion, such Liquidity Facility shall be terminated and returned by the Trustee at the written direction of the Issuer.

     (c) After the applicable Fixed Rate Date, interest on the Bonds subject to such Fixed Rate shall be payable on the Interest Payment Dates in each year until principal shall be paid in full, provided that the first Interest Payment Date after the applicable Fixed Rate Date shall be the first January 1 or July 1 that is at least sixty (60) days after such Fixed Rate Date.

     (d) No conversion under this Section 2.05 shall be allowed unless (i) the purchase contract described in paragraph (b) shall be in effect and (ii) either (A) a Credit Facility shall be in place to support the payment of the principal of, premium, if any, and interest on the Bonds subject to such Fixed Rate and such Bonds shall be subject to mandatory tender two (2) Business Days prior to the expiration or termination of such Credit Facility unless a Substitute Credit Facility is provided by the Issuer or (B) the Issuer shall have delivered to the Trustee an opinion of counsel knowledgeable in federal securities laws stating that such Bonds are exempt from registration under the Securities Act of 1933 (the “Securities Act”) even if such Credit Facility is not in place or (C) the Issuer registers such Bonds with the United States Securities and Exchange Commission pursuant to the Securities Act. If any of the conditions of this paragraph (d) shall not have been met as of the applicable Fixed Rate Date, the Bonds shall remain in the Interest Mode then in effect.

     (e) After the applicable Fixed Rate Date, the Issuer shall no longer be required to provide a Liquidity Facility with respect to the Bonds subject to such Fixed Rate.

     Section 2.06. Automatic Conversion of Bonds in Flexible Mode to Weekly Mode.

     Upon the occurrence of certain events as provided in Section 2.04(e) hereof, the Bonds in a Flexible Mode shall automatically convert to a Weekly Mode on the next Flexible Date. The Remarketing Agent shall establish an interest rate for such Bonds (even if such date is not a Rate Determination Date) in accordance with the provisions of Sections 2.03(f) hereof, such interest rate to be effective from such date of conversion to a Weekly Mode to the next succeeding Rate Adjustment Date.

     Section 2.07. Drawings on the Credit Facility.

     (a) If a Credit Facility in the form of a direct pay letter of credit is in effect with respect to the Bonds, the Trustee shall not later than 4:00 p.m. but not earlier than 12:00 noon, New York City time, on the Business Day next preceding any date on which payments of the principal of, premium, if any, or interest on the Bonds are due, whether at maturity, on an Interest Payment Date, by acceleration, redemption, or otherwise, draw on the Credit Facility an amount sufficient to pay in full the principal,

Exhibit 4.19

premium, if any, and interest then coming due on the Bonds. The Trustee shall immediately notify the Issuer by telephone promptly confirmed in writing or facsimile if it has not been paid by the Credit Facility Provider for such a draw on the Credit Facility by 12:00 noon, New York City time, on the date such payment on the Bonds is due and the Issuer shall pay such payment on the Bonds to the Trustee in immediately available funds by 2:15 p.m., New York City time, on the date such payment on the Bonds is due. The Trustee shall undertake to give the Issuer notice at least one Business Day in advance of the amount of any draw on the Credit Facility. Failure by the Trustee to give any notice pursuant to this Section 2.07(a) shall not affect the obligation of the Issuer to make any payments required by this Indenture.

     (b) Drawings to pay the Purchase Price of Bonds tendered for mandatory purchase pursuant to Article III shall be made on the Liquidity Facility pursuant to the provisions of Article III. The Issuer may cause a Credit Facility and a Liquidity Facility to be provided by a single facility by a party that will be both the Credit Facility Provider and the Liquidity Facility Provider.

     (c) All amounts received by the Trustee under any Credit Facility shall be held in a fund separate and apart from all other amounts held by the Trustee, shall remain uninvested and shall be used solely for the express purpose for which such drawing was made. Principal of, premium, if any, and interest on Purchased Bonds and Issuer Bonds shall not be paid from amounts drawn on a Credit Facility.

     (d) The Trustee shall apply to the payment of principal, premium, if any, and interest payable on the Bonds (whether at maturity, upon redemption or acceleration, on an Interest Payment Date, or otherwise), monies made available to it in the following order, (i) monies drawn on the Credit Facility and (ii) any other monies in the Debt Service Fund.

     (e) The Trustee shall, without further direction from the Issuer, make available to the Credit Facility Provider from the Principal Account of the Debt Service Fund sufficient amounts to reimburse the Credit Facility Provider for draws on the Credit Facility for the payment of the principal or redemption price of Bonds, and from the Interest Account of the Debt Service Fund sufficient amounts to reimburse the Credit Facility Provider for draws on the Credit Facility for the payment of interest on the Bonds.

ARTICLE III: PURCHASE AND SALE OF BONDS; TENDER OF BONDS

     Section 3.01. Mandatory Tender of Bonds on Scheduled Issuer Tender Date.

     (a) Bonds, except for Purchased Bonds and Issuer Bonds, shall be subject to mandatory tender on the Scheduled Issuer Tender Date in an amount equal to the aggregate principal amount of Bonds of such Series Outstanding.

     (b) The Paying Agent shall pay the Purchase Price of Bonds to be purchased by the Paying Agent on any Scheduled Issuer Tender Date in accordance with this Section 3.01 from the sources provided in Section 3.12 hereof in the order provided therein. As and when Bonds are received by the Paying Agent, the Paying Agent shall pay the Purchase Price for such Bonds, and to the extent purchased from money received pursuant to the terms of the Liquidity Facility, shall deliver such Bonds to the Liquidity Facility Provider or, if requested in writing by the Liquidity Facility Provider, to a custodian, agent or bailee of the Liquidity Facility Provider on the same date they are purchased if the Bonds are held by DTC or its designee, otherwise on the next Business Day, and such Bonds shall be pledged to or registered in the name of the Liquidity Facility Provider or its nominee, as directed in writing by the Liquidity Facility Provider.

Exhibit 4.19

     (c) Undelivered Bonds will be deemed to have been tendered to and purchased by the Paying Agent, and interest accruing on the Bonds after such Purchase Date shall no longer be payable to the former Owners of the Bonds.

     Section 3.02. Mandatory Tender of Bonds on Interest Mode Adjustment Dates and Flexible Dates.

     (a) All Bonds of a particular Interest Mode, except for Purchased Bonds and Issuer Bonds, are subject to mandatory tender and purchase in whole on each Interest Mode Adjustment Date relating thereto except an Interest Mode Adjustment Date whereupon a Weekly Mode commences solely by reason of Section 2.04(e) hereof.

     (b) All Bonds in a Flexible Mode, except for Purchased Bonds and Issuer Bonds, are subject to mandatory tender and purchase in whole on each Flexible Date relating thereto.

     (c) The Paying Agent shall pay the Purchase Price of Bonds to be purchased by the Paying Agent on any Interest Mode Adjustment Date or Flexible Date in accordance with this Section 3.02 from the sources provided in Section 3.12 hereof in the order provided therein. As and when Bonds are received by the Paying Agent, the Paying Agent shall pay the Purchase Price for such Bonds, and to the extent purchased from money received pursuant to the terms of the Liquidity Facility, shall deliver such Bonds to the Liquidity Facility Provider or, if requested in writing by the Liquidity Facility Provider, to a custodian, agent or bailee of the Liquidity Facility Provider on the same dates they are purchased if the Bonds are held by DTC, otherwise on the next Business Day, and such Bonds shall be pledged to or registered in the name of the Liquidity Facility Provider or its nominee, as directed in writing by the Liquidity Facility Provider.

     (d) Undelivered Bonds will be deemed to have been tendered to and purchased by the Paying Agent, and interest accruing on the Bonds after such Purchase Date shall no longer be payable to the former Owners of such Bonds.

     Section 3.03. Mandatory Tender of Bonds upon Expiration Date, Termination Date and Substitution Date.

     The Bonds, except for Purchased Bonds and Issuer Bonds, are subject to mandatory tender:

     (a) On the second (2nd) Business Day preceding each Credit Facility Expiration Date or Liquidity Facility Expiration Date (unless a tender pursuant to Section 3.03(c) has occurred and a Substitute Credit Facility or Substitute Liquidity Facility, respectively, will be in effect on such Expiration Date), which Business Day is hereinafter referred to as the “Expiration Tender Date”.

     (b) On the second (2nd) Business Day preceding each Credit Facility Termination Date or Liquidity Facility Termination Date (unless a tender pursuant to Section 3.03(c) has occurred and a Substitute Credit Facility or Substitute Liquidity Facility, respectively, will be in effect on such Termination Date), which Business Day is hereinafter referred to as the “Termination Tender Date”.

     (c) On the fifth (5th) calendar day prior to the Substitution Date (and if such day is not a Business Day, the immediately preceding Business Day).

     (d) The Paying Agent shall pay the Purchase Price of Bonds to be purchased by the Paying Agent on any Expiration Tender Date, Termination Tender Date or Substitution Date in accordance with this Section 3.03 from the sources provided in Section 3.12 hereof in the order provided therein. As and when such Bonds are received by the Paying Agent, the Paying Agent shall pay the Purchase Price for

Exhibit 4.19

such Bonds, and to the extent purchased from money received pursuant to the terms of the Liquidity Facility, shall deliver such Bonds to the Liquidity Facility Provider or, if requested in writing by the Liquidity Facility Provider, to a custodian, agent or bailee of the Liquidity Facility Provider on the same date they are purchased, and such Bonds shall be pledged to or registered in the name of the Liquidity Facility Provider or its nominee, as directed in writing by the Liquidity Facility Provider.

     Section 3.04. Notice of Mandatory Tender.

     (a) The Trustee shall, at least fifteen (15) days prior to each Expiration Tender Date, give notice of the mandatory tender of the Bonds on such Expiration Tender Date if it has not theretofore received confirmation pursuant to Section 3.19(a) that the expiration date of the Credit Facility or the Liquidity Facility then in effect, including a Substitute Credit Facility or Substitute Liquidity Facility, has been extended.

     (b) The Trustee shall, at least five (5) days prior to each Termination Tender Date, give notice of the mandatory tender of the Bonds on such Termination Tender Date if it has not theretofore received from the Credit Facility Provider or the Liquidity Facility Provider, as the case may be, a notice stating that the occurrence which resulted in the giving of notice of the Termination Date has been cured or waived and that the Credit Facility Provider or the Liquidity Facility Provider, as the case may be, has rescinded its election to terminate the Credit Facility or Liquidity Facility, as the case may be.

     (c) The Trustee shall, at least fifteen (15) days prior to each Substitution Date, give notice of the mandatory tender of the Bonds on the Substitution Date.

     (d) Except for mandatory tender of Bonds in a Flexible Mode in accordance with Section 3.02 hereof and upon an Expiration Tender Date, Termination Tender Date and Substitution Date in accordance with this Section 3.04, the Trustee shall give notice of any mandatory tender of Bonds at least thirty (30) days (fifteen (15) days with respect to Bonds in a Daily Mode or Weekly Mode), unless a shorter period is permitted pursuant to this Section or pursuant to any other applicable provision of this Indenture, prior to the Purchase Date thereof.

     (e) Notices of mandatory tender shall be given by first class mail to the Owner of each such Bond to be tendered at the addresses shown on the registration books. Such notice shall identify such Bonds or portions thereof to be tendered and the reason for the mandatory tender and specify the Purchase Date, the Purchase Price, the place and manner of payment, that the Owner of such Bonds shall have no right to retain such Bonds, the date on which such Bonds must be delivered for tender and purchase, that Bonds not so delivered will be deemed to have been tendered to and purchased by the Paying Agent, and that from the Purchase Date accrued interest on the Bonds to be so tendered will not be paid to such Owner.

     Prior to giving any such notice with respect to a mandatory tender pursuant to Section 3.03(c) hereof, the Trustee must have received an executed copy of the Substitute Credit Facility or the Substitute Liquidity Facility, as the case may be, and the opinion of counsel referred to in Subsection 3.19(c)(ii) or Subsection 3.20(c)(ii), respectively.

     The Paying Agent shall give a copy of any notice of mandatory tender given by it to Bondowners under the provisions of this Indenture to the Issuer, the Trustee, the Remarketing Agent, the Credit Facility Provider and the Liquidity Facility Provider.

     Any notice mailed or given as provided in this Section (other than notices to Bondowners) shall be given by telecopier or other telecommunications device capable of creating a written notice.

Exhibit 4.19

     Any notice mailed or given as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Owner receives the notice; provided, however, that failure to give such notice shall not affect the requirement for such mandatory tender.

     Section 3.05. Payment for Tendered Bonds.

     Each Owner of any Bonds which are subject to mandatory tender pursuant to Sections 3.01, 3.02 or 3.03 hereof shall be entitled to receive the proceeds pursuant to Section 3.12 hereof of such tender by delivering such Bonds (with an appropriate transfer of registration form executed in blank) to the trust office of the Paying Agent; provided that in order to receive payment on the date on which such Bonds are to be tendered, such delivery must be made at any time prior to 12:00 noon, New York City time, on the date scheduled for tender. Owners of Bonds that are delivered to such trust office of the Paying Agent at any time after 12:00 noon, New York City time, on such date scheduled for tender shall not be entitled to receive payment from the Paying Agent of the Purchase Price until the Business Day next following the date of delivery of such Bonds.

     Section 3.06. Optional Tender of Bonds During Daily Mode.

     Bonds (other than Purchased Bonds and Issuer Bonds) in a Daily Mode are subject to purchase, on the demand of the Owner thereof, on any Business Day, upon delivery to the Paying Agent and the Remarketing Agent of a Bondowner Tender Notice at their offices set forth in Section 16.02, not later than 10:00 a.m., New York City time, on the Business Day specified for tender and purchase in such Bondowner Tender Notice. By 10:45 a.m., New York City time, on such date, the Paying Agent shall give telephonic notice confirmed by a written notice to the Trustee, the Liquidity Facility Provider and the Issuer specifying the contents of each such Bondowner Tender Notice. Such Bondowner Tender Notice, once transmitted to the Paying Agent and the Remarketing Agent, shall be irrevocable with respect to the tender for which such Bondowner Tender Notice was delivered, and such purchase shall occur on the Business Day specified in such Bondowner Tender Notice.

     Each Owner of any Bonds which are to be so tendered shall be entitled to receive the Purchase Price by delivering such Bonds (with an appropriate transfer of registration form executed in blank) to the trust office of the Paying Agent; provided that in order to receive payment on the Business Day on which such Bonds are to be tendered, such delivery must be made at any time prior to 12:00 noon, New York City time, on the Business Day scheduled for tender. Owners of Bonds that are delivered to such trust office of the Paying Agent at any time after 12:00 noon, New York City time, on such Business Day scheduled for tender shall not be entitled to receive payment from the Paying Agent of the Purchase Price until the Business Day next following the date of delivery of such Bonds.

     Section 3.07. Optional Tender of Bonds During Weekly Mode.

     Bonds (other than Purchased Bonds and Issuer Bonds) in a Weekly Mode are subject to purchase, on a Rate Adjustment Date on the demand of the Owner thereof, upon delivery to the Paying Agent of a Bondowner Tender Notice at its trust office as set forth in Section 16.02, not later than 3:00 p.m., New York City time, on any Business Day at least seven (7) days, but not more than fourteen (14) days, prior to the Business Day specified for tender and purchase in such Bondowner Tender Notice. The Paying Agent shall promptly give written notice to the Remarketing Agent, the Trustee, the Liquidity Facility Provider and the Issuer specifying the contents of each such Bondowner Tender Notice. Such Bondowner Tender Notice, once transmitted to the Paying Agent, shall be irrevocable with respect to the tender for which such Bondowner Tender Notice was delivered, and such purchase shall occur on the Business Day specified in such Bondowner Tender Notice.

Exhibit 4.19

     Each Owner of any Bonds which are to be so tendered shall be entitled to receive the Purchase Price by delivering such Bonds (with an appropriate transfer of registration form executed in blank) to the trust office of the Paying Agent; provided that in order to receive payment on the date on which such Bonds are to be tendered, such delivery must be made at any time prior to 12:00 noon, New York City time, on the date scheduled for tender. Owners of Bonds that are delivered to such trust office of the Paying Agent at any time after 12:00 noon, New York City time, on such date scheduled for tender shall not be entitled to receive payment from the Paying Agent of the Purchase Price until the Business Day next following the date of delivery of such Bonds.

     Section 3.08. Additional Provisions Regarding Optional Tender.

     (a) The right of Bondowners to tender Bonds for purchase pursuant to Sections 3.06 and 3.07 shall terminate upon the earliest of (i) the Liquidity Facility Expiration Date, and (ii) the Fixed Rate Date applicable to such Bonds.

     (b) Notwithstanding anything to the contrary herein, all Bonds as to which a Bondowner Tender Notice specifying the Purchase Date has been delivered pursuant to Sections 3.06 or 3.07 shall be deemed tendered on the Purchase Date specified. From and after the specified Purchase Date of a Bond or Bonds tendered to the Paying Agent or deemed tendered pursuant to this paragraph, the former Owner of such a Bond or Bonds shall be entitled solely to the payment of the Purchase Price of its Bond or Bonds tendered or deemed tendered and interest accruing on undelivered Bonds after such Purchase Date shall no longer be payable to the former Owners of such Bonds.

     (c) The Paying Agent shall promptly return any Bondowner Tender Notice delivered pursuant to Section 3.06 or 3.07 (together with the Bonds submitted therewith) that is incomplete or improperly completed or not delivered within the times required by Section 3.06 or 3.07 to the Person or Persons submitting such notice and Bonds. The Paying Agent’s determination of whether a Bondowner Tender Notice delivered pursuant to Section 3.06 or 3.07 is properly completed or delivered on a timely basis shall be binding on the Issuer, the Trustee and the Remarketing Agents and the Owner of the Bonds submitted therewith.

     Section 3.09. No Optional Tender in Flexible Mode or Fixed Mode.

     Bonds in a Flexible Mode or a Fixed Mode shall not be subject to tender by demand of the Owner thereof for purchase.

     Section 3.10. Tender Fund.

     In connection with the tender of any Bonds hereunder, it shall be the duty of the Paying Agent to hold the monies received by it pursuant to Section 3.12 in accordance with the provisions of this Section, without liability for interest thereon, for the benefit of the former Owner of any Undelivered Bond, who shall thereafter be restricted exclusively to such monies for any claim of whatever nature on its part under this Indenture on, or with respect to, such Undelivered Bond. Such monies shall be held in a separate and segregated fund by the Paying Agent designated the “Tender Fund” (and within such Tender Fund in separate accounts for monies received by the Paying Agent pursuant to Subsections 3.12(a)(i), (ii) and (iii)) and shall be held uninvested. The Trustee and Paying Agent shall not be liable to the Issuer or the former Owner of any undelivered Bond for any interest on monies held in the Tender Fund, and any such monies shall be held and applied as provided in Section 11.02 hereof.

Exhibit 4.19

     Section 3.11. Remarketing of the Bonds.

     (a) Upon the delivery of a Bondowner Tender Notice by any Owner in accordance with Sections 3.06 or 3.07 hereof, or upon any mandatory tender pursuant to Sections 3.02 or 3.03 hereof, the Remarketing Agent shall, in accordance with and subject to the Remarketing Agreement, offer for sale and use its best efforts to sell such Bonds in accordance with such Remarketing Agreement, any such sale to be consummated on the Purchase Date at the Purchase Price; provided, however, that Bonds shall not be remarketed to the Issuer or any Affiliate thereof, any “insider” thereof within the meaning of the United States Bankruptcy Code or to any party (other than the Credit Facility Provider or the Liquidity Facility Provider) that is providing a guarantee of payments on the Bonds.

     (b) After notification of conversion to a Fixed Rate has been given pursuant to Section 2.04(b) hereof, if requested by the Issuer, the Remarketing Agent shall offer for sale and use its best efforts to sell the Bonds to be so converted to a Fixed Rate in accordance with the Remarketing Agreement, any such sale to be consummated on the Interest Mode Adjustment Date applicable to such Bonds, at the Purchase Price.

     (c) The Remarketing Agent shall not sell any Bond delivered pursuant to Sections 3.06 or 3.07 or made subject to mandatory purchase pursuant to Sections 3.01, 3.02 or 3.03 if the amount to be received from the sale of such Bond is less than the Purchase Price to be paid for such Bond pursuant to Sections 3.06 and 3.07 or Sections 3.01, 3.02 and 3.03, respectively.

     (d) By 3:00 p.m., New York City time, on the Business Day prior to the Purchase Date, or in the case of Bonds in a Daily Mode by 10:45 a.m., New York City time, on the Purchase Date, the Remarketing Agent shall give telephonic notice, promptly confirmed by a written notice, to the Paying Agent and the Liquidity Facility Provider, specifying the principal amount of such Bonds, if any, sold by it pursuant to Sections 3.11(a) or (b) and the amount of funds actually in the possession of the Remarketing Agent to be transferred to the Trustee, and by no later than 11:00 a.m., New York City time 11:45 a.m., New York City time, for Bonds in a Daily Mode), on the Purchase Date, the Remarketing Agent shall deposit with the Paying Agent the proceeds from the sale of the Bonds in immediately available funds. Upon receipt of the notice from the Remarketing Agent as herein provided, the Paying Agent shall furnish such information to the Issuer, the Trustee and the Liquidity Facility Provider by telephonic or telegraphic notice, promptly confirmed by a written notice.

     (e) The Remarketing Agent shall, in accordance with the Remarketing Agreement, continue to offer for sale and use its best efforts to sell at the Purchase Price any Purchased Bonds and any Issuer Bonds; provided, however, that no sale of any such Purchased Bonds or Issuer Bonds shall be made unless the amount available pursuant to the terms of the Liquidity Facility is reinstated as communicated by the Trustee to the Remarketing Agent with respect to any such remarketed Purchased Bonds or Issuer Bonds. By 12:00 noon, New York City time, on the date for the sale of any Purchased Bonds or Issuer Bonds pursuant to this Section 3.11(e), which date may be any Business Day, the Remarketing Agent shall give telegraphic or telephonic notice, promptly confirmed by written notice, to the Paying Agent and the Liquidity Facility Provider of the principal amount of Purchased Bonds and the Issuer Bonds to be sold on such Business Day and the accrued interest to be paid by such purchaser. By no later than 1:00 p.m., New York City time, on such sale date, the Remarketing Agent shall deposit with the Paying Agent the proceeds from the sale of the Purchased Bonds or Issuer Bonds in immediately available funds. By 2:30 p.m., New York City time, on such sale date, the Trustee shall pay to the Paying Agent for the account of the Liquidity Facility Provider, from amounts on deposit in the Debt Service Fund, by wire transfer in immediately available funds, an amount of accrued interest on such Bonds equal to the difference between the amount of accrued interest to be paid by the purchaser of such Bonds and the amount of accrued interest due and owing on such Purchased Bonds at the Purchased Bond Rate. The Trustee shall notify the Liquidity Facility Provider and the Issuer of each sale of Purchased Bonds and

Exhibit 4.19

Issuer Bonds pursuant to this Section 3.11(e). Any Issuer Bonds that remain unsold for a period of ninety (90) days shall be automatically deemed canceled and the Issuer shall instruct the Trustee to cancel such Bonds.

     Section 3.12. Source of Funds for Purchase of Bonds.

     (a) On the date on which Bonds are to be delivered for purchase pursuant to this Article III, the Paying Agent shall purchase, but only from the sources listed below and only after the Paying Agent has sufficient funds available, such Bonds from the Owners thereof at the Purchase Price (unless such Bonds are being redeemed on such date pursuant to Section 7.01 hereof). Funds for the payment of the Purchase Price shall be derived solely from the following sources in the order of priority indicated and none of the Remarketing Agent, the Paying Agent or the Trustee shall be obligated to provide funds from any other source:

          (i) amounts received by the Paying Agent, by 11:00 a.m., New York City time (1:00) p.m., New York City time, for Bonds in a Daily Mode), on the Purchase Date representing proceeds of the sale of such Bonds by the Remarketing Agent;

          (ii) monies furnished by the Liquidity Facility Provider under the Liquidity Facility; and

          (iii) monies furnished by the Issuer.

     Bonds, the Purchase Price of which is paid for with funds drawn on the Liquidity Facility pursuant to this Section, shall be registered to the Liquidity Facility Provider, or its designee, by the Trustee (whether or not such Bonds are delivered by the tendering Bondowner) and shall be “Purchased Bonds”. Bonds, the Purchase Price of which is paid for initially by the Liquidity Facility but reimbursed with funds provided by the Issuer to the Liquidity Facility Provider, and Bonds purchased with monies furnished by the Issuer pursuant to Section 3.14 shall be registered in the name of the Issuer by the Trustee and shall be “Issuer Bonds”. Issuer Bonds shall be held by the Trustee for the account of such Issuer until transferred pursuant to Section 3.11 or canceled pursuant to instructions of the Issuer. Issuer Bonds and Purchased Bonds shall not be subject to optional or mandatory tender for purchase, but Purchased Bonds are subject to redemption as provided hereunder.

     (b) If the Paying Agent is unable to purchase any Bond tendered for purchase pursuant to Section 3.06 or 3.07, or subject to mandatory purchase pursuant to Section 3.01, 3.02 or 3.03 because sufficient funds are not available therefor from the sources indicated in Section 3.12(a), no purchase of any Bonds shall occur on that date and all Bonds subject to purchase shall be returned by the Paying Agent to their Owners and such failure shall be a default hereunder pursuant to Section 8.01(c) hereof. Such Owners shall not relinquish any right to tender pursuant to Sections 3.06 or 3.07 by virtue of the return of such Bonds and shall continue to be subject to the provisions for mandatory purchase pursuant to Section 3.01, 3.02 and 3.03, as otherwise provided herein, and interest accruing on such Bonds shall be payable to such Owners.

     Section 3.13. Registration of Tendered Bonds, Purchased Bonds and Issuer Bonds; Custody of Remarketing Proceeds.

     (a) The Paying Agent shall register the transfer of such Bonds tendered to it upon the books kept for the registration and transfer of Bonds and the Issuer, subject to the provisions of Section 2.01(e), shall execute and the Paying Agent shall authenticate and deliver a new registered Bond or Bonds, registered in the name of the purchaser or purchasers thereof, in the aggregate principal amount equal to

Exhibit 4.19

the principal amount of such Bond, of like date and tenor, in exchange for or in lieu of, and in substitution for, such Bond.

     Purchased Bonds and Issuer Bonds shall be registered as such on the books and records maintained by the Trustee for registration of Bonds (or if the Bonds are held in the Book-Entry Only System, such Bonds shall be recorded in the books of the securities depository for the account of the Trustee and shall be deemed to be Purchased Bonds or Issuer Bonds, as the case may be). The Trustee shall not be required to authenticate or deliver Purchased Bonds or Issuer Bonds, except that it shall authenticate and deliver Purchased Bonds pursuant to written instructions received from the Liquidity Facility Provider. Upon receipt by the Trustee of notice from the Remarketing Agent that a purchaser has been found for Purchased Bonds or Issuer Bonds held by the Trustee, the Trustee shall register and deliver such Bonds to such purchaser (at which time such Bonds shall cease to be Purchased Bonds or Issuer Bonds) upon receipt by the Trustee of the Purchase Price of such Bonds, provided, however, that no Purchased Bond or Issuer Bond shall be so registered and delivered unless the Trustee has received from the Liquidity Facility Provider a written notice of the reinstatement of the principal and interest component of the Liquidity Facility. The Trustee shall promptly give telegraphic or telephonic notice, promptly confirmed by a written notice, to the Remarketing Agent whenever (i) it is prohibited from registering and delivering Bonds pursuant to this Indenture and (ii) if the Trustee has been so prohibited, upon the restoration of its power hereunder to register and deliver Bonds.

     (b) The Remarketing Agent and the Paying Agent, as applicable, shall hold the proceeds of any sale of Bonds delivered to it for purchase pursuant to this Indenture for the account of and for the benefit of the person who delivered such Bond for purchase and shall deliver the proceeds of such sale to such person.

     (c) The Remarketing Agent shall give telegraphic or telephonic notice, promptly confirmed by a written notice, to the Paying Agent no later than 11:00 a.m., New York City time, on a day upon which Bonds are to be purchased pursuant to Article III hereof, to the extent the Remarketing Agent has not received remarketing proceeds sufficient to pay the Purchase Price of Bonds delivered or deemed delivered pursuant to Article III hereof. The Paying Agent shall promptly thereafter make demand for payment of monies under the Liquidity Facility in accordance with the provisions of Section 3.14.

     Section 3.14. Demand on the Liquidity Facility; Issuer Bonds.

     The Trustee shall, no later than 4:00 p.m., New York City time, on the day preceding each Purchase Date (12:00 noon, New York City time, on each Purchase Date, for Bonds in a Daily Mode), draw on the Liquidity Facility and the Liquidity Facility Provider shall disburse by 12:00 noon, New York City time, on the Purchase Date (2:15 p.m., New York City time, on the Purchase Date for Bonds in a Daily Mode), an amount which shall be sufficient, together with the amount of funds the Remarketing Agent has in its possession as stated in its notice to the Paying Agent pursuant to Section 3.11(d) hereof, to enable the Paying Agent to pay the Purchase Price of all tendered Bonds or deemed tendered Bonds. The Paying Agent shall not, however, use any amounts drawn under the Liquidity Facility to pay the Purchase Price of Purchased Bonds or Issuer Bonds, and that in the case of an Expiration Date, a Termination Date or a Substitution Date relating to the expiration, termination or substitution of a Credit Facility, such draw shall be made under the Credit Facility, rather than the Liquidity Facility.

     If the amount received by the Paying Agent from the sale of the Bonds by the Remarketing Agent, together with amounts furnished by the Liquidity Facility Provider under the Liquidity Facility, received by the Paying Agent for the purchase of Bonds supported by a Liquidity Facility and tendered or deemed tendered pursuant to Article III is not sufficient to pay the Purchase Price of such Bonds on the Purchase Date, the Trustee shall before 1:00 p.m. New York City time, on such Purchase Date, notify the Issuer and the Remarketing Agent of such deficiency by telegraphic or telephonic notice, promptly

Exhibit 4.19

confirmed by a written notice. The Issuer shall pay to the Trustee in immediately available funds by 2:15 p.m., New York City time, on the Purchase Date an amount equal to the Purchase Price of such Bonds less the amount, if any, available to pay the Purchase Price in accordance with Section 3.11 from the proceeds of the remarketing of such Bonds or from drawings on the Liquidity Facility, as reported by the Trustee. To the extent that payments made by the Issuer on the Purchase Date, together with amounts available to pay the Purchase Price in accordance with Section 3.11 from the proceeds of the remarketing of such Bonds or from drawings on the Liquidity Facility exceeds the Purchase Price, the excess (which shall be deemed to have come from the Issuer) shall be disbursed at 2:15 p.m. New York City time to reimburse the Liquidity Facility Provider for draws under the Liquidity Facility.

     Section 3.15. No Remarketing of Bonds after Certain Defaults.

     Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds (a) pursuant to Section 3.11 hereof if there shall have occurred and be continuing an Event of Default described in Section 8.01 hereof, the Credit Facility Provider shall be in default of its payment obligations under the Credit Facility or a Credit Facility Event of Insolvency shall have occurred, or (b) if such Bonds have been called for redemption pursuant to Article VII hereof, unless the potential Owners of any such remarketed Bonds have been given prior written notice stating that such Bonds have been called for redemption and the date of redemption for such Bonds.

     Section 3.16. Authorized Denominations.

     Notwithstanding anything in this Indenture to the contrary, no portion of any Bond may be tendered if the principal amount of the Bonds to be owned by the Owner of the Bond thereafter is less than an Authorized Denomination.

     Section 3.17. Assignment of Credit Facility and Liquidity Facility on Resignation of Trustee and Paying Agent.

     Upon the resignation or removal of the Trustee or the Paying Agent and the appointment of a successor Trustee or Paying Agent, as the case may be, pursuant to this Indenture, the Trustee or the Paying Agent, as the case may be, shall prepare and present to each Credit Facility Provider and Liquidity Facility Provider, the certificates, if any, specified by the Credit Facility Provider and the Liquidity Facility Provider, respectively, to effect the transfer of the Credit Facility and the Liquidity Facility to the successor Trustee or Paying Agent, as the case may be.

     Section 3.18. Priority of Tenders.

     If a mandatory tender pursuant to Sections 3.01, 3.02 or 3.03 shall occur on or prior to a date for which notice of an optional tender has been given pursuant to Sections 3.06 or 3.07, such mandatory tender shall take precedence.

     Section 3.19. Substitute Credit Facility.

     (a) Unless thirty-five (35) days prior to the Credit Facility Expiration Date the Issuer delivers to the Trustee evidence of the extension of the Credit Facility on substantially the same terms as originally issued (including that amounts may be drawn under the Credit Facility in the same circumstances as provided in Section 2.07), the Trustee shall direct the Paying Agent to give notice to the Bondowners, in accordance with the provisions of Section 3.04(a), and the Bonds shall be subject to mandatory tender in accordance with Section 3.03(a).

Exhibit 4.19

     (b) Upon not less than forty-five (45) days written notice to the Trustee, the Issuer may on any Interest Payment Date during the then current Interest Mode provide for the replacement of the Credit Facility, by the delivery of a Substitute Credit Facility and the return by the Trustee of the Credit Facility, subject to the requirements of Section 3.19(c); provided, however, that the Credit Facility shall not be replaced if any Bonds are in a Flexible Mode except on the Flexible Date with respect to such Bonds.

     (c) The following conditions shall apply to the delivery of any Substitute Credit Facility pursuant to this Section 3.19:

          (i) The Substitute Credit Facility shall have a term of not less than 364 days.

          (ii) Prior to the substitution of any Credit Facility, the Issuer shall have delivered to the Trustee:

               (A) a statement identifying the Substitute Credit Facility Provider and a statement from each Rating Agency stating the rating of the Bonds would not be reduced or withdrawn as a result of the proposed substitution;

               (B) an opinion of counsel for the Substitute Credit Facility Provider satisfactory to the Issuer that it constitutes a legal, valid and binding obligation of the Substitute Credit Facility Provider enforceable in accordance with its terms;

               (C) a certificate of the Credit Facility Provider that all Credit Facility Payment Obligations or amounts otherwise owed to the Credit Facility Provider have been or will concurrently be paid; and

               (D) a certificate of the Issuer stating that it has the means to reimburse the Credit Facility Provider for the final draw on the Credit Facility.

          (iii) Each Substitute Credit Facility must be similar with respect to payment provisions for the Bonds in all material respects to the previous Credit Facility and be on terms no less favorable to the Trustee as the Credit Facility being replaced.

          (iv) If at any time the Credit Facility and the Liquidity Facility are provided by the same facility, the Substitute Credit Facility and the Substitute Liquidity Facility must be replaced simultaneously.

     Section 3.20. Substitute Liquidity Facility.

     (a) Unless thirty-five (35) days prior to the Liquidity Facility Expiration Date the Issuer delivers to the Trustee evidence of the extension of the Liquidity Facility on substantially the same terms as originally issued (including that amounts may be drawn under the Liquidity Facility in the same circumstances as provided in this Article III), the Trustee shall direct the Paying Agent to give notice to the Bondowners, in accordance with the provisions of Section 3.04(a), and the Bonds shall be subject to mandatory tender in accordance with Section 3.03(a).

     (b) Upon not less than forty-five (45) days written notice to the Trustee, the Issuer may on any Interest Payment Date during the then current Interest Mode provide for the replacement of the Liquidity Facility, by the delivery of a Substitute Liquidity Facility and the return by the Trustee of the Liquidity Facility, subject to the requirements of Section 3.20(c); provided, however, that the Liquidity

Exhibit 4.19

Facility shall not be replaced if any Bonds are in a Flexible Mode except on the Flexible Date with respect to such Bonds.

     (c) The following conditions shall apply to the delivery of any Substitute Liquidity Facility pursuant to this Section 3.20:

          (i) The Substitute Liquidity Facility shall have a term of not less than 364 days.

          (ii) Prior to the substitution of any Liquidity Facility, the Issuer shall have delivered to the Trustee:

               (A) a statement identifying the Substitute Liquidity Facility Provider and a statement from each Rating Agency, stating the rating of the Bonds as a result of the proposed substitution; and

               (B) an opinion of counsel for the Substitute Liquidity Facility Provider satisfactory to the Issuer, the Remarketing Agents and the Credit Facility Provider that it constitutes a legal, valid and binding obligation of the Substitute Liquidity Facility Provider enforceable in accordance with its terms.

          (iii) Each Substitute Liquidity Facility must be similar with respect to the payment provisions affecting the Bondowners’ rights to tender Bonds in all material respects to the previous Liquidity Facility, and be satisfactory to the Issuer, the Trustee, the Credit Facility Provider and the Remarketing Agents. No Substitute Liquidity Facility may take effect unless all Purchased Bonds, if any, Outstanding under the existing Liquidity Facility are purchased by such Substitute Liquidity Facility Provider.

          (iv) If at any time the Credit Facility and the Liquidity Facility are provided by the same facility, the Substitute Credit Facility and the Substitute Liquidity Facility must be replaced simultaneously.

ARTICLE IV: [RESERVED]

ARTICLE V: ESTABLISHMENT AND APPLICATION OF FUNDS; CREDIT FACILITY

     Section 5.01. Establishment of Funds; Accounts within Funds.

     There are hereby established with the Trustee for the Initial Bonds, and for any Series of Additional Bonds issued on parity with the Initial Bonds with respect to the pledge of the Trust Estate, the following Funds and Accounts within Funds, each of which shall be held by the Trustee, for the term of this Indenture, segregated from all other monies of the Trustee:

     (a) a Refunding Fund;

     (b) a Debt Service Fund, and within such Fund, a Principal Account, and an Interest Account;

     (c) a Costs of Issuance Fund; and

     (d) such other Funds and Accounts as may be established from time to time by the written direction of the Issuer.

Exhibit 4.19

     If the Issuer issues Additional Bonds pursuant to Article XV hereof which are not on a parity with the Initial Bonds with respect to the pledge of the Trust Estate or have additional security in addition to the Trust Estate, the supplemental indenture providing for the issuance of such Additional Bonds shall provide for the establishment of separate Funds and Accounts for such Additional Bonds.

     The Trustee in its sole discretion, may establish accounts and subaccounts within the Funds pursuant to this section for internal accounting purposes.

     Section 5.02. Refunding Fund.

     (a) There shall be deposited in the Refunding Fund any and all amounts required to be deposited therein pursuant to Section 2.02(a) of this Indenture or otherwise required to be deposited therein pursuant to this Indenture.

     (b) The Trustee shall apply monies on deposit in the Refunding Fund to pay in full the principal of, premium, if any, on and interest on the Prior Obligations on April 8, 2004.

     Section 5.03. Debt Service Fund.

     (a) Monies shall be deposited in the Debt Service Fund as provided in this Indenture. The monies in the Debt Service Fund and any investments held as part of such Funds shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal (including sinking fund installments), redemption premium, if any, and interest on the Bonds, or to reimburse the Credit Facility Provider for draws on the Credit Facility pursuant to Section 2.07 to pay the same.

     (b) There shall be deposited by the Trustee to the credit of the Principal Account of the Debt Service Fund, as and when received, all payments made by the Issuer on account of principal on the Bonds. There shall be deposited by the Trustee to the credit of the Interest Account of the Debt Service Fund, as and when received, all payments made by the Issuer on account of interest on the Bonds.

     (c) The Trustee shall, subject to the provisions of the Credit Facility then in effect, make available to the Paying Agent (or to the Credit Facility Provider if the Bonds are then covered by a Credit Facility providing for the direct payment of the principal or redemption price of and interest on the Bonds) from the Principal Account of the Debt Service Fund sufficient amounts to pay the principal or redemption price of Bonds and from the Interest Account of the Debt Service Fund sufficient amounts to pay interest on the Bonds, as the same shall become due and payable, without further direction from the Issuer.

     (d) If funds held in the Principal Account of the Debt Service Fund are not used on the first Interest Payment Date following the date such funds were deposited in such Account, thereafter, while such funds remain on deposit in the Principal Account, the Trustee shall transfer any available investment earnings on such amount on hand to the Interest Account of the Debt Service Fund.

     Section 5.04. [RESERVED]

     Section 5.05. [RESERVED]

     Section 5.06. Costs of Issuance Fund.

     A Costs of Issuance Fund is hereby established to be held by the Trustee. The monies in the Costs of Issuance Fund representing proceeds of the Bonds shall be held in trust and, except as otherwise provided in this Indenture, shall be applied by the Trustee, at the written direction of the Issuer, solely to

Exhibit 4.19

the payment or reimbursement of the Costs of Issuance of the Bonds. The Trustee, at the written direction of the Issuer, shall pay from the Costs of Issuance Fund the Costs of Issuance of the Bonds, including, without limitation, the reasonable fees and expenses of financial consultants, experts and Issuer’s counsel and the reasonable fees and expenses, including reasonable attorneys’ fees, of the Trustee. Any original or investment proceeds from the sale of the Bonds held in the Costs of Issuance Fund one hundred eighty (180) days after the Issue Date shall be transferred to the Interest Account within the Debt Service Fund. To the extent the Costs of Issuance Fund is insufficient to pay any of the Costs of Issuance of the Bonds, the Issuer shall be responsible for the deficiency.

     Section 5.07. [RESERVED]

     Section 5.08. Application of Initial Bond Proceeds and Other Monies.

     The Trustee shall deposit all proceeds of the Initial Bonds and other monies delivered by the Issuer immediately upon receipt thereof in the Funds and Accounts established under this Indenture as described in this Section.

     (a) The original proceeds of the Initial Bonds shall be deposited as provided in Section 2.02.

     (b) All payments from the Issuer shall be deposited in the relevant Account of the Debt Service Fund, as directed in writing by the Issuer. The amounts of Issuer payments constituting interest payments shall be deposited in the Interest Account of the Debt Service Fund. The amounts of Issuer payments constituting principal payments shall be deposited in the Principal Account of the Debt Service Fund.

     Section 5.09. Rights of Credit Facility Provider.

     (a) To the extent that the Credit Facility Provider makes payment of principal of or interest on the Bonds and has not been reimbursed therefor, it shall be entitled to the right to payment of principal of or interest on such Bonds and shall be fully subrogated to all of the Owner’s rights and security thereunder and under this Indenture, including the registered Owner’s right to payment thereof.

     (b) For so long as the Credit Facility shall be in full force and effect, the Bonds shall not be subject to acceleration upon the occurrence of an Event of Default without the prior written consent of the Credit Facility Provider.

     (c) For so long as the Credit Facility shall be in full force and effect, the Trustee shall give notice within three (3) Business Days to the Credit Facility Provider at its address as specified in Section 16.02 of the occurrence of any Event of Default as defined in Section 8.01 of which an officer in the Corporate Trust Department of the Trustee has actual knowledge.

     (d) To the extent that this Indenture confers upon or gives or grants to a Credit Facility Provider any right, remedy or claim under or by reason of this Indenture, the Credit Facility Provider is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Trustee, the Credit Facility Providers, the Paying Agent and the Bondowners, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer or the Trustee shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Credit Facility Providers, the Paying Agent and the Bondowners.

Exhibit 4.19

     (e) Any provision of this Indenture expressly recognizing or granting rights in or to a Credit Facility Provider may not be amended in any manner which affects the rights of the Credit Facility Provider hereunder without the prior written consent of the Credit Facility Provider.

     (f) Notwithstanding anything in this Indenture to the contrary, upon the default of the Credit Facility Provider of its payment obligations under a Credit Facility or the occurrence of a Credit Facility Event of Insolvency, the Credit Facility Provider shall have no rights hereunder other than rights it may have with respect to Purchased Bonds and other rights of subrogation as herein provided to the extent that the Credit Facility Provider has made payments under the Credit Facility.

     (g) For as long as a Credit Facility shall be in full force and effect, the registration books maintained by the Paying Agent shall be available to such Credit Facility Provider and its designated agent for reasonable inspection and copying.

     (h) Notwithstanding anything in this Indenture to the contrary, for so long as the Credit Facility for a Series of Bonds shall be in full force and effect and provided that the Credit Facility Provider shall not be in default of its payment obligations under such Credit Facility and no Credit Facility Event of Insolvency shall have occurred, (i) the Credit Facility Provider shall be deemed to be the sole Owner of all Bonds of such Series, for all purposes of Article VIII and Section 9.06, (ii) the Credit Facility Provider shall be deemed to be the sole Owner of all Bonds of such Series at all times for the purpose of all approvals, consents, waivers or institution of any actions and the direction of any remedies, other than for the purpose of making amendments which pursuant to clauses (i), (ii) and (iii) of Section 13.02 require the consent of the individual Owners of each Bond which would be affected by such change, in which case the consents of both the Bondowners and the Credit Facility Provider shall be required and, (iii) when the consent of all or a certain percentage of Bondowners is required, then the prior written consent of the Credit Facility Provider shall also be required.

     (i) The provisions contained in this section and Section 13.01 and the Credit Facility Provider’s rights to consents, approvals and waivers, but not its rights to receive notices, shall be null and void upon the happening of any of the following: (i) a Credit Facility Event of Insolvency, except to the extent of payments made by the Credit Facility Provider under the Credit Facility which are not voidable preferences; or (ii) the Credit Facility Provider shall be in default of its payment obligations under the Credit Facility.

     (j) The Trustee shall not take the Credit Facility into account when determining whether the Bondowners are adversely affected or benefited by actions taken under this Indenture.

     (k) The Credit Facility Provider for a Series of Bonds shall be furnished with information or given notice, addressed to it at its address set forth in Section 16.02 or such other address as it shall have furnished to the person giving notice, as follows:

          (i) Notwithstanding any other provision of this Indenture, the Trustee shall notify such Credit Facility Provider (A) promptly if at any time there are insufficient monies to make any payments of principal or interest as required, (B) within three (3) Business Days upon the occurrence of any Event of Default hereunder of which an Authorized Officer of the Trustee has actual knowledge and (C) prior to a refunding of or redemption of Bonds of such Series, including the principal amounts, maturities, and CUSIP numbers of the Bonds of such Series to be redeemed.

          (ii) The Trustee shall notify the Credit Facility Provider immediately of the commencement of any proceeding by or against the Issuer, of which an Authorized Officer of the Trustee has actual notice, commenced under the United States Bankruptcy Code or any other

Exhibit 4.19

applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”).

          (iii) The Trustee shall notify the Credit Facility Provider immediately of the making of any claim of which an Authorized Officer has actual notice in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment of principal of, or interest on, the Bonds.

          (iv) Such additional information as the Credit Facility Provider reasonably may request from time to time.

     (l) The Credit Facility Provider for a Series of Bonds shall be paid or reimbursed by the Issuer, for any and all charges, fees, costs and expenses which the Credit Facility Provider may reasonably pay or incur in connection with (i) the administration, enforcement, defense or preservation of any rights in respect of this Indenture, (ii) the pursuit of any remedies under this Indenture or otherwise afforded by law or equity, (iii) any amendment, waiver or other action with respect to, or related to, this Indenture whether or not executed or completed, (iv) the violation by the Issuer of any law, rule or regulation, or any judgment, order or decree applicable to it, or (v) any litigation or other dispute in connection with this Indenture or the transactions contemplated hereby, other than amounts resulting from the failure of the Credit Facility Provider to honor its payment obligations under the Credit Facility.

     (m) The rights granted to the Credit Facility Provider for a Series of Bonds under this Indenture to request, consent to or direct any action are rights granted to the Credit Facility Provider in consideration of its issuance of the Credit Facility for such Series of Bonds.

     (n) The Liquidity Facility and the Credit Facility may be provided by a single provider and a single facility. If there is a single facility, including the Letter of Credit, draws upon the Liquidity Facility pursuant to Sections 3.01, 3.02, 3.03, 3.06 and 3.07, together with any and all amounts due to the Liquidity Facility Provider pursuant to the Liquidity Facility Documents, if not repaid by the Issuer, shall for all purposes of this Indenture be considered Credit Facility Payment Obligations.

     (o) In the event that the principal of and/or interest on the Bonds shall be paid by the Credit Facility Provider pursuant to the terms of the Credit Facility, such Bonds shall remain Outstanding, the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Issuer to the registered Owners shall continue to exist and the Credit Facility Provider shall be entitled to all of the rights of such registered Owners in accordance with the terms and conditions hereof and of the Credit Facility Documents.

     Section 5.10. [RESERVED].

     Section 5.11. Procedure When Funds Sufficient to Pay All Bonds.

     If at any time the amounts held by the Trustee pursuant to Section 14.01 hereof are sufficient to pay all principal or redemption price of and interest on all Bonds Outstanding of a Series, together with any amounts due the Credit Facility Providers and Liquidity Facility Providers of such Series, and all other amounts due hereunder, the Trustee shall notify the Issuer to that effect, the Issuer shall then instruct the Trustee to draw on any available Credit Facility up to its stated amount and thereafter the Trustee shall apply such amounts first to the payment of such principal (or redemption price) and interest in accordance with this Article V not paid by a Credit Facility Provider, and second, to the payment of any amounts due to a Credit Facility Provider and itself pursuant to any provision hereof with respect to such Series of Bonds. Any surplus sums thereafter remaining on deposit in any Fund or Account created hereunder for such Series of Bonds, to the extent the same are not required for the purposes thereof,

Exhibit 4.19

shall, at the written direction and in accordance with the instructions of the Issuer, be remitted to the Issuer free and clear of the lien hereof.

     Section 5.12. Reports By Trustee.

     The Trustee shall furnish monthly to the Issuer and to the Credit Facility Provider for such Series of Bonds, if so requested, a report on the status of each of the Funds and Accounts established under this Article V which are held by the Trustee, showing at least the balance in each such Fund and Account as of the first day of the preceding month, the total of deposits to (including interest on investments) and the total of disbursements from each such Fund and Account, the dates of such deposits and disbursements, and the balance in each such Fund and Account on the last day of the preceding month. The Trustee shall also report to the Issuer and to the Credit Facility Provider for such Series of Bonds, if so requested, on such dates the amount of prepayments made by the Issuer. Upon the request of the Trustee, the Issuer shall grant, in its sole discretion, an extension of five days or such longer period as the Issuer may grant, in its sole discretion, for the furnishing of reports under this section.

ARTICLE VI: INVESTMENT OF FUNDS

     Section 6.01. Investments.

     Any monies held in any of the Funds or Accounts established hereunder shall be invested by the Trustee, upon written direction of the Issuer, specifying the particular investment to be made, but only as follows:

          (a) Monies in the Debt Service Fund only in Permitted Investments, except those listed in items C, H, J and L of the definition thereof, maturing in such amounts and on such dates as may be necessary to provide monies to meet the payments from such Fund, provided, however, that monies held in the Debt Service Fund for the payment of the redemption price of any Bonds called for redemption pursuant to the provisions of Article VII shall be invested in Government Obligations or Permitted Investments listed in item D of the definition thereof;

          (b) Monies in the Costs of Issuance Fund only in Permitted Investments maturing or redeemable at the option of the holder not later than the time when such monies are expected to be needed; and

          (c) Monies in the Refunding Fund only in Permitted Investments.

     Notwithstanding any other provisions of this Indenture concerning the requirement that all investment instructions shall be given to the Trustee by the Issuer in writing, in the event that the Trustee has not received instructions from the Issuer to invest any monies remaining in any Fund or Account hereunder, the Trustee shall deposit on or before the next Business Day such monies in Permitted Investments listed in item D of the definition thereof.

     The Trustee is hereby authorized, in making or disposing of any investment permitted by this Section, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account.

     Any securities or investments held by the Trustee shall be transferred by the Trustee, if instructed in writing by the Issuer, from any of the Funds or Accounts mentioned in this Section to any other of the Funds or Accounts mentioned in this Section at the then current market value thereof without having to

Exhibit 4.19

be sold and purchased or repurchased; provided, however, that after any such transfer or transfers the investments in each such Fund or Account shall be in accordance with the provisions as stated in this Section.

     Upon the request of the Issuer or as otherwise provided in this Indenture, interest earned and profits realized by reason of any investment in any Fund or Account shall be transferred to the Interest Account of the Debt Service Fund and any loss shall be charged to the Fund or Account with respect to which they were incurred.

     The Trustee may sell or redeem any obligations in which monies shall have been invested, to the extent necessary to provide cash in the respective Funds or Accounts, to make any payments required to be made therefrom, or to facilitate the transfers of monies, securities or investments between various Funds and Accounts as may be required or permitted from time to time pursuant to the provisions of this Article.

     In computing the value of the assets in any Fund or Account hereunder, the Trustee, if required hereunder to value any Fund or Account under its control, shall value such assets at the current market value thereof. In computing such value, accrued interest on any investment shall be deemed a part thereof.

     Neither the Trustee nor the Issuer shall be liable for any depreciation in the value of any obligations in which monies of the Funds or Accounts shall be invested, as aforesaid, or for any loss arising from any investment, reinvestment or liquidation of an investment permitted hereunder.

ARTICLE VII: REDEMPTION OF BONDS

     Section 7.01. Redemption of Bonds.

     (a) Optional Redemption of Bonds.

     Prior to the Fixed Rate Date applicable to any Variable Rate Bonds, such Bonds shall be subject to optional redemption prior to maturity, at the option of the Issuer, on any Interest Payment Date, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date.

     After the Fixed Rate Date, such Bonds shall be subject to optional redemption prior to maturity, at the option of the Issuer, in whole or in part at any time, in accordance with the terms established in connection with the conversion of such Bonds to a Fixed Rate.

     (b) Mandatory Redemption.

          (i) Sinking Fund Redemption — Fixed Rate Bonds. Fixed Rate Bonds may be subject to mandatory sinking fund redemption prior to maturity, in whole or in part on any applicable Interest Payment Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date to the extent that monies (which have not been applied to the optional redemption of Bonds as described above) are deposited in the Debt Service Fund in accordance with the schedule established at the time of issuance of such Bonds or the conversion of such Bonds to Fixed Rate Bonds.

          (ii) Purchased Bonds. Purchased Bonds shall be subject to mandatory redemption prior to maturity, in whole, on the Liquidity Facility Expiration Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

Exhibit 4.19

          (iii) Sales Proceeds. Bonds shall be subject to mandatory redemption prior to maturity, in whole or in part, on any applicable Interest Payment Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, to the extent that monies from the sale of the Issuer’s assets are required to be deposited with the Trustee hereunder and applied toward such redemption pursuant to the Reimbursement Agreement.

     (c) Purchase of Bonds.

     Subject to the two following sentences, the Issuer may purchase Bonds and credit them against principal payments of the Issuer by delivering them to the Trustee for cancellation. Payments of principal on Bonds bearing interest at a Variable Rate may be satisfied under this subsection only by delivery of the same for cancellation at least sixty (60) days before the maturity date of the Bonds against which such purchased Bonds are to be applied. Payments of principal on Fixed Rate Bonds subject to a sinking fund may be satisfied under this subsection only by the delivery of the same for cancellation at least sixty (60) days before the mandatory sinking fund installment date of the Bonds against which such purchased Bonds are to be applied.

     (d) Selection of Bonds to be Called for Redemption.

     Except as otherwise provided herein or in the form of Bonds, if less than all the Bonds of a maturity or sinking fund installment are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot by the Trustee, using such method of selection as it shall deem proper in its discretion; provided, however, that so long as the Bonds are registered in the Book-Entry Only System, beneficial interests in Bonds shall be selected for redemption by DTC in such manner as DTC may determine, and provided further that any Purchased Bonds shall be redeemed first, prior to calling any other Bonds for redemption.

     (e) Notice of Redemption.

     When Bonds are to be redeemed, the Trustee shall give notice in the name of the Issuer, which notice shall identify the Bonds to be redeemed by Series, maturity and CUSIP number, state the date fixed for redemption and the principal amount to be redeemed, and state that such Bonds will be redeemed at the trust office of the Paying Agent. The Trustee shall give notice of any redemption (except mandatory sinking fund redemptions) only with respect to Bonds for which monies and deposits are then held by the Trustee for such purpose. The notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the redemption price thereof, together with interest accrued to the redemption date, and that monies therefor having been deposited with the Paying Agent, from and after such date, interest thereon shall cease to accrue. The Trustee shall mail the redemption notice (i) prior to the Fixed Rate Date, not more than twenty-five (25) nor less than fifteen (15) days, and (ii) on and after the Fixed Rate Date not more than forty-five (45) nor less than thirty (30) days prior to the date fixed for redemption, to the registered Owners of any Bonds which are to be redeemed, at their addresses shown on the registration books maintained by the Paying Agent, to the office of each of the Remarketing Agent of the Bonds and to the Credit Facility Providers. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond. Failure to mail notice to the Remarketing Agent or the Credit Facility Providers, or any defect in the notice to them, shall not affect the redemption of any Bond.

     (f) Sources of Redemption Payments.

     If any Bonds of a Series are to be redeemed prior to the maturity thereof (other than pursuant to Section 7.01(b)(ii) of this Indenture) and a Credit Facility is in place to support the payment of such Series of Bonds, such redemption shall be effectuated by the Trustee’s drawing on such Credit Facility

Exhibit 4.19

and the funds or Government Obligations on deposit in the Debt Service Fund or any other fund created for the purpose of redeeming Bonds shall be used by the Trustee to reimburse the Credit Facility Provider for such draw. Purchased Bonds redeemed pursuant to Section 7.01(b)(ii) shall be redeemed by funds provided by the Issuer.

ARTICLE VIII: DEFAULT AND REMEDIES

     Section 8.01. Events of Default Defined.

     Each of the following shall be an “Event of Default” hereunder:

     (a) Payment of the principal or redemption price of any Bond is not made when it becomes due and payable, whether at maturity or upon call for redemption; or

     (b) Payment of any interest on any Bond is not made when it becomes due and payable; or

     (c) Payment of the Purchase Price of any Bonds is not be made when it becomes due and payable; or

     (d) The Trustee shall have received written notice from the Credit Facility Provider or the Liquidity Facility Provider of the occurrence of an event of default under the Reimbursement Agreement; or

     (e) The Trustee shall have received a written notice from the Credit Facility Provider within ten (10) calendar days after a drawing under the Credit Facility that the Credit Facility Provider has not reinstated the amount so drawn, and such non-reinstatement causes the total amount of the obligation of the Credit Facility Provider under the Credit Facility to be less than the principal amount of the Outstanding Bonds supported by the Credit Facility, plus accrued interest for a period of fifty-two (52) days at the Maximum Rate; or

     (f) An Issuer Event of Insolvency; or

     (g) Failure of the Issuer to perform its non-payment obligations hereunder after the expiration of thirty (30) days from the date notice of such failure is received by the Issuer or a longer reasonable period where the Issuer is actively working to cure such failure and such efforts are reasonably likely to result in such cure; or

     (h) Any other Event of Default provided for in a supplemental indenture with respect to the issuance of Additional Bonds shall have occurred.

     Upon the occurrence of any Event of Default of which an Authorized Officer of the Trustee has actual knowledge, the Trustee shall give prompt notice thereof to the Credit Facility Providers, the Issuer, the Remarketing Agent and the Paying Agent (in the case of the Credit Facility Provider within three (3) Business Days).

     Section 8.02. Acceleration and Annulment Thereof.

     (a) Upon the happening of any Event of Default specified in Section 8.01 (other than an Event of Default specified in Section 8.01(d), (e) or (f)), the Trustee may, subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds, and shall, at the direction of such Credit Facility Providers or upon request of the Owners of twenty-five percent (25%) in aggregate

Exhibit 4.19

principal amount of all Bonds Outstanding subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds (in each case so long as such Credit Facility Provider shall not be in default of its payment obligations under the Credit Facility and no Credit Facility Event of Insolvency shall have occurred), by notice in writing to the Issuer, declare the Bonds to be immediately due and payable and exercise remedies against the Issuer available under this Indenture. Upon the happening of an Event of Default specified in Sections 8.01(d) or (e), the Trustee shall, by notice in writing to the Issuer, declare the Outstanding Bonds to be immediately due and payable and shall exercise the remedies against the Issuer available under this Indenture. Upon the happening of an Event of Default specified in Section 8.01(f), the Outstanding Bonds shall become immediately due and payable and the Trustee shall exercise the remedies against the Issuer available under this Indenture.

     The Trustee shall advise the Issuer immediately of any such acceleration.

     Upon a declaration of acceleration, the principal so accelerated, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein and interest on the Bonds so accelerated shall cease to accrue, anything in this Indenture or in the Bonds to the contrary notwithstanding. Upon any declaration of acceleration hereunder, the Trustee shall give prompt notice thereof to the Credit Facility Providers for the Bonds and by mail to the registered Owners of the Bonds of the Series so accelerated at the addresses appearing on the registration books kept by the Paying Agent, to the Issuer, to the Remarketing Agent and to the Paying Agent.

     (b) If, after the principal of the Bonds so accelerated has been so declared to be due and payable and before entry of a final judgment or decree in any suit, action or proceeding instituted on account of such default or before the completion of the enforcement of any other remedy under this Indenture, all arrears of interest upon such Bonds are paid, then, and in every such case, the Trustee may, subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds, and shall, at the written direction of such Credit Facility Providers (in each case so long as the Credit Facility Provider shall not be in default of its payment obligations under the Credit Facility and no Credit Facility Event of Insolvency shall have occurred), or upon request of the Owners of a majority in aggregate principal amount of all Bonds then Outstanding subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds, by notice in writing to the Issuer and to the Trustee, may annul such declaration and its consequences, and such annulment shall be binding upon the Trustee and upon all Bondowners of such Series issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon and such annulment shall only be effective upon receipt by the Trustee of a written notice of rescission accompanied by a written notice of reinstatement from the Credit Facility Providers for the Outstanding Bonds that the amount available under the Credit Facility is not less than the principal amount of the Outstanding Bonds supported by the Credit Facility, plus accrued interest for a period of fifty-two (52) days at the Maximum Rate.

     (c) If a Credit Facility in the form of a direct pay letter of credit is available for the Bonds, the Trustee shall, upon acceleration of such Bonds, promptly draw on such Credit Facility in accordance with Section 2.07(a) in an amount equal to the aggregate unpaid principal of and interest on the Bonds (other than Purchased Bonds and Issuer Bonds) to the date of acceleration at which time interest on the Bonds shall cease to accrue. Interest on all Purchased Bonds shall accrue until the principal of such Bonds shall be paid in full. Upon receipt of payment with respect to such draw, the Trustee shall immediately pay therefrom to the Owners of the Bonds (other than Purchased Bonds and Issuer Bonds) the principal of and accrued interest due on such Bonds.

     Section 8.03. Other Remedies.

     If any Event of Default occurs and is continuing, the Trustee, before or after declaring the principal of Bonds immediately due and payable, may, subject to the prior written consent of the Credit

Exhibit 4.19

Facility Providers for the Outstanding Bonds, and shall, at the direction of such Credit Facility Providers (in each case so long as the Credit Facility Provider is not in default of its payment obligations under the Credit Facility and so long as no Credit Facility Event of Insolvency has occurred) enforce each and every right granted to it. In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee shall take such action as directed in writing by the Credit Facility Providers for the Outstanding Bonds or the Bondowners, as applicable.

     Section 8.04. Legal Proceedings by Trustee.

     If any Event of Default has occurred and is continuing, the Trustee may, subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds and, at the written direction of such Credit Facility Providers or upon request of the Owners of twenty-five percent (25%) in aggregate principal amount of all Bonds so accelerated, subject to the prior written consent of the Credit Facility Providers for the Outstanding Bonds (in each case so long as the Credit Facility Provider shall not be in default of its payment obligations under the Credit Facility and no Credit Facility Event of Insolvency shall have occurred), and upon receipt of security and indemnity to its satisfaction (subject to the provisions of Section 9.02(c)) shall:

     (a) By suit, action or proceeding at law or in equity, enforce all rights of the Bondowners;

     (b) Bring suit upon the Bonds; and

     (c) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.

     Section 8.05. Discontinuance of Proceedings by Trustee.

     If any proceeding commenced by the Trustee on account of any Event of Default is discontinued for any reason or is determined adversely to the Trustee, the Issuer, the Trustee, the Credit Facility Providers and the Bondowners shall be restored to their former positions and rights hereunder and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceedings had been commenced.

     Section 8.06. Bondowners May Direct Proceedings.

     The Owners of a majority in aggregate principal amount of the Bonds shall have the right, after furnishing indemnity and security satisfactory to the Trustee (subject to the provisions of Section 9.02(c)), by an instrument in writing, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture; provided, however, that unless the Credit Facility Provider for the Outstanding Bonds is in default of its payment obligations under the Credit Facility or a Credit Facility Event of Insolvency has occurred, such Credit Facility Provider shall exercise all of the rights of the Bondowners under this Section 8.06.

     Section 8.07. Limitations on Actions by Bondowners.

     No Bondowner shall have any right to pursue any remedy hereunder without the prior written consent of the Credit Facility Provider and unless:

     (a) any payment to it of principal, Purchase Price or redemption price, or interest on its Bonds has not been paid;

Exhibit 4.19

     (b) any of its Bonds have been accelerated;

     (c) the Trustee shall have been given written notice of an Event of Default;

     (d) the Bondowners of at least twenty-five percent (25%) in aggregate principal amount of the Bonds shall have requested the Trustee, in writing, to exercise the powers hereinabove granted to or pursue such remedy in its or their name or names;

     (e) the Trustee shall have been offered indemnity and security satisfactory to it against costs, expenses and liabilities; and

     (f) the Trustee shall have failed to comply with such request within a reasonable time.

Notwithstanding the foregoing provisions of this Section 8.07 or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder the principal or redemption price of, and interest on, the Bonds to the respective Owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Owners to enforce such payment. Nothing in this Section 8.07 shall limit or restrict the rights of the Credit Facility Provider to exercise remedies or to bring suit or to otherwise exercise rights under any of the Credit Facility Documents.

     Section 8.08. Trustee May Enforce Rights Without Possession of Bonds.

     All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Owners of the Bonds.

     Section 8.09. Remedies Not Exclusive.

     No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     Section 8.10. Delays and Omissions Not to Impair Rights.

     No delays or omissions in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every power and remedy given by this Article VIII may be exercised from time to time and as often as may be deemed expedient.

     Section 8.11. Application of Monies in Event of Default.

     Following an Event of Default under Section 8.01, any monies received by the Trustee from or on behalf of the Issuer under this Article VIII shall be applied in the following order:

     (a) To the payment of the reasonable costs and expenses of the Trustee, including reasonable fees and expenses of counsel, with interest thereon at the prime rate then in effect with the Trustee (or if none, published in The Wall Street Journal), and to the payment of its reasonable compensation and to the payment of the reasonable costs of the Credit Facility Providers for the Outstanding Bonds, including reasonable fees of counsel, incurred in connection with the exercise of remedies or enforcement of its rights under this Indenture;

Exhibit 4.19

     (b) To the payment of interest then owing on the Bonds (or to reimburse the Credit Facility Provider for the interest component of any Credit Facility Payment Obligations relating thereto), and in case such monies shall be insufficient to pay the same in full, then to the payment of interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest;

     (c) To the payment of principal, Purchase Price or redemption price (as the case may be) then owing on the Bonds (or to reimburse the Credit Facility Provider for the principal component of any Credit Facility Payment Obligations relating thereto), and in case such monies shall be insufficient to pay the same in full, then to the payment of principal, Purchase Price or redemption price ratably, without preference or priority of one Bond over another;

     (d) To the payment of any other Credit Facility Payment Obligations; and

     (e) To the payment of any fees due to the Liquidity Facility Provider with respect to the Bonds.

The surplus, if any, shall be paid to the Issuer, or to the person lawfully entitled to receive the same as a court of competent jurisdiction may direct.

ARTICLE IX: THE TRUSTEE AND THE REMARKETING AGENT

     Section 9.01. Corporate Authorization and Capacity of the Trustee.

     The Trustee represents and warrants that it is a national banking association duly organized and validly existing under the laws of the United States, with the capacity to exercise the powers and duties of the Trustee hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Indenture.

     Section 9.02. Rights and Duties of the Trustee.

     (a) Monies to be Held in Trust. All monies received by the Trustee under this Indenture shall be held by the Trustee in trust and applied subject to the provisions of this Indenture.

     (b) Accounts. The Trustee shall keep proper records and accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Issuer and Credit Facility Providers during regular business hours and upon prior written notice. The Trustee shall provide the Credit Facility Providers such information as the Credit Facility Providers may reasonably request in order to verify the amounts of principal and interest accruing or payable on the Bonds.

     (c) Performance of the Issuer’s Obligations. If the Issuer shall fail to observe or perform any covenant or obligation contained in this Indenture, the Trustee may to whatever extent it deems appropriate for the protection of the Bondowners or itself, but shall be under no obligation to perform any such obligation in the name of the Issuer and on the Issuer’s behalf.

     (d) Notice of Default. The Trustee shall, within five (5) days (three (3) Business Days for the Credit Facility Provider) after the occurrence thereof, give written notice as provided in Section 16.02 hereof to the Credit Facility Providers, the Issuer and the registered Owners of the Bonds of all Events of Default (as defined in Section 8.01 hereof), unless such Events of Default have been remedied. The Trustee shall not be required to monitor the compliance by the Issuer with the terms of this Indenture, except as aforesaid, except when given written notice thereof by the Owners of at least twenty-five

Exhibit 4.19

percent (25%) in principal amount of the Outstanding Bonds or by the applicable Credit Facility Provider; provided, however, that if any such default becomes actually known to an Authorized Officer of the Trustee other than by reason of notice given to it under this sentence, the Trustee shall, within five (5) days (three (3) Business Days for the Credit Facility Provider) after the date the default has become actually known to an Authorized Officer of the Trustee, give written notice to the Issuer and the applicable Credit Facility Providers of the default.

     (e) Obligations to Act on Defaults. If any Event of Default shall have occurred and be continuing of which an Authorized Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of such person’s own affairs; provided, that if in the opinion of the Trustee such action might involve expense or liability, it shall not be obligated to take such action (other than the payment of any Bonds when due from funds held under this Indenture for the payment thereof, the acceleration of any Bonds pursuant to Section 8.02, drawing on a Credit Facility then in effect pursuant to Section 2.07, or drawing on the Liquidity Facility pursuant to Section 3.14), unless it is furnished with indemnity and security to its satisfaction therefor.

     (f) Responsibility. The Trustee, prior to the occurrence of an Event of Default of which an Authorized Officer of the Trustee has actual knowledge and after the curing of all such Events of Default which may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture. The Trustee shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it under this Indenture and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Indenture or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Trustee is called for by this Indenture, the Trustee may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm or corporation except by its own directors, officers, agents and employees. No recourse shall be had by the Issuer, a Credit Facility Provider or any Bondowner for any claim based on this Indenture, the Bonds, or any agreement securing the same against any director, officer, agent or employee of the Trustee unless such claim is based upon the bad faith, fraud or deceit of such person. The Trustee shall be under no obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any action or suit in respect of this Indenture or the Bonds, or to advance any of its own monies, unless furnished with indemnity and security to its satisfaction therefor. All of the provisions of this Indenture relating to action taken or to be taken by the Trustee or the evidence upon which the Trustee may rely shall be subject to the provisions of this Section 9.02(f).

     The Trustee shall have no responsibility in respect of the validity or sufficiency of this Indenture or the security provided hereunder or the due execution hereof by the Issuer; or in respect of the title or the value of the Prior Project, or in respect of the validity of any Bonds authenticated and delivered by the Trustee in accordance with this Indenture or to see to the recording or filing of the Indenture or any financing statement or any other document or instrument whatsoever. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and the Trustee does not assume any responsibility for the correctness of the same; except that the Trustee shall be responsible for its representation contained in its certificate on the Bonds. The obligation hereunder to pay or reimburse the Trustee for expenses,

Exhibit 4.19

advances, reimbursements and to indemnify and hold harmless the Trustee pursuant to Article IX hereof shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of all obligations under this Indenture.

     The Trustee shall not be liable or responsible because of the failure of the Issuer to perform any act required of it by this Indenture or the Credit Facility Documents or because of the loss of any monies arising through the insolvency or the act or default or omission of any depositary other than itself in which such monies shall have been deposited. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other monies deposited with it and paid out, invested, withdrawn or transferred in accordance herewith or for any loss resulting from any such investment. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct, gross negligence or bad faith. The immunities and exemptions from liability of the Trustee shall extend to its directors, officers, employees and agents.

     (g) Ownership of Bonds. The Trustee may be or become the Owner of or trade in Bonds with the same rights as if it were not the Trustee.

     (h) Continuation Statements. It shall be the duty of the Trustee to execute and file, or cause to be executed and filed, such continuation statements as may be required by the UCC with respect to any security interest granted hereunder for the benefit of the Bondowners.

     Section 9.03. Evidence on Which Trustee May Act.

     The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture or any related documents upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture or any related documents or upon the written opinion of any attorney (who may be an attorney for the Issuer), engineer, appraiser, or accountant reasonably believed by the Trustee to be qualified in relation to the subject matter. The Trustee is not required to investigate the qualifications of any such expert.

     Section 9.04. Evidence of Signatures of Owners of the Bonds and Ownership of Bonds.

     (A) Any request, consent, revocation of consent or other instrument which this Indenture may require or permit to be signed and executed by the owners of the Bonds may be in one or more instruments of similar tenor, and shall be signed or executed by such owners of the Bonds in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of any instrument appointing any such attorney, or (ii) the holding by any person of the Bonds shall be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner, or in any other manner satisfactory to the Trustee, which may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

          (1) The fact and date of the execution by any owner of the Bonds or his attorney of such instruments may be proved by a guarantee of the signature thereon by an officer of a bank or trust company or by the certificate of any notary public or other officer authorized to take acknowledgements of deeds, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. Where such execution is by an officer of a corporation or a member of an association, a limited liability company or a partnership, on

Exhibit 4.19

behalf of such corporation, association, limited liability company or partnership, such signature guarantee, certificate or affidavit shall be accompanied by sufficient proof of his authority.

          (2) The ownership of registered Bonds and the amount, numbers and other identification, and date of owning the same shall be proved by the registry books.

     (B) Except as otherwise provided herein with respect to revocation of a consent, any request or consent by the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Issuer or the Trustee or any Paying Agent in accordance therewith.

     Section 9.05. Fees and Expenses of the Trustee.

     The Issuer shall pay to the Trustee, reasonable compensation for its services and pay or reimburse the Trustee for its reasonable expenses and disbursements, including reasonable attorneys’ fees and expenses, hereunder. Any fees, expenses, reimbursements or other charges which the Trustee may be entitled to receive from the Issuer hereunder, if not paid when due, shall bear interest at the “base rate” of the Trustee (or, if none, the nearest equivalent), and if not otherwise paid, shall be a first lien upon any funds (other than proceeds of any draws under the Liquidity Facility or the Credit Facility) or other property then or thereafter held hereunder by the Trustee. The Trustee may apply any such funds to any of the foregoing items, and in that event the lien of this section shall continue to apply to any other such funds, and the Issuer shall remain liable for the same. Any subsequent payment of any such item by the Issuer shall be used to restore the funds so applied.

     Section 9.06. Resignation or Removal of the Trustee.

     The Trustee may resign on not less than thirty (30) days’ notice given in writing to the Issuer and the Credit Facility Provider, but such resignation shall not take effect until a successor has been appointed and such appointment has been accepted and in the event a Credit Facility is in effect, until the Credit Facility is transferred to the successor Trustee. The Trustee may be removed by the Issuer subject to the prior written consent of the Credit Facility Provider or, if there is no longer a Credit Facility in place, with the consent of the Owners of a majority in principal amount of the Outstanding Bonds, but such removal shall not take effect until a successor has been appointed and such appointment has been accepted and in the event a Credit Facility is in effect, until the Credit Facility is transferred to the successor Trustee.

     Section 9.07. Successor Trustee.

     Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Trustee under this Indenture, without any further act or conveyance.

     In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by the Issuer subject to the prior written consent of the Credit Facility Provider, which consent shall not be unreasonably withheld. The Issuer shall notify the Credit Facility Providers, the Paying Agent, the Remarketing Agent and the Bondowners of the appointment in writing within twenty (20) days after the appointment. The Issuer will promptly certify to the successor Trustee that it has mailed such notice to the Credit Facility Providers, the Paying Agent, the Remarketing Agent and all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within thirty (30) days after the giving of

Exhibit 4.19

written notice in accordance with Section 9.06 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee, the Credit Facility Providers or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company and having a capital and surplus of not less than $50,000,000. Any such successor Trustee shall notify the Issuer, the Credit Facility Providers and the Paying Agent of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.

     Section 9.08. Remarketing Agents.

     (a) Subject to the conditions set forth in Section 3.11, each Remarketing Agent shall be appointed by the Issuer to perform the functions specified herein. Each Remarketing Agent shall designate its office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Issuer, the Trustee and the Credit Facility Providers.

     (b) The Issuer shall cooperate with the Trustee and each Remarketing Agent to cause the necessary arrangements to be made and to be thereafter continued to enable the Remarketing Agent to carry out its duties hereunder.

     (c) Subject to any applicable governmental restrictions, a Remarketing Agent may be or become the Owner of or trade in Bonds with the same rights as if it were not a Remarketing Agent.

     Section 9.09. Qualifications of; Resignation and Removal.

     Each Remarketing Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $50,000,000, or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000 and, in either case, authorized by law to perform all the duties imposed upon it by this Indenture. A Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days’ notice to the Issuer, the Credit Facility Providers, the Liquidity Facility Providers, the Trustee and the Paying Agent. A Remarketing Agent may be removed at any time by the Issuer by written notice, delivered to the Remarketing Agent, the Credit Facility Providers, the Liquidity Facility Providers, the Trustee and the Paying Agent. Such resignation or removal shall not take effect until a successor has been appointed by the Issuer and such appointment has been accepted. The appointment of any successor Remarketing Agent shall be subject to the approval of the Liquidity Facility Provider, which approval shall not be unreasonably withheld.

     In the event of the resignation or removal of a Remarketing Agent, such Remarketing Agent shall pay over, assign and deliver any monies and Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

     Section 9.10. Indemnification.

     The Issuer agrees to indemnify and hold harmless, the Trustee and the Paying Agent, and any member, director, officer, official, employee, counsel, consultant and agent of the Trustee and the Paying

Exhibit 4.19

Agent (each called an “Indemnified Party”) and collectively called the “Indemnified Parties”), against any and all losses, claims, damages, suits, actions, demands, liabilities or expenses (or actions in respect thereof) that are caused by, arise out of or are based: (i) on an allegation or determination that the Bonds, or the obligations of the Bank under the Letter of Credit should have been registered under the Securities Act of 1933 or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended; or (ii) upon any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the Offering Statement or any amendment thereof or supplement, or that are caused by, arise out of or are based upon any omission or alleged omission from (a) such Offering Statement or any amendment thereof or supplement thereto or (b) any information otherwise to be provided by the Issuer in connection with the sale or remarketing of the Bonds of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading except for any of the above caused solely by any willful material misrepresentation, willful misconduct, gross negligence or bad faith on the part of the Indemnified Parties. In case any action shall be brought against one or more of the Indemnified Parties based upon (i) the Offering Statement or any amendment thereof or supplement thereto or (ii) the information otherwise to be provided by the Issuer in connection with the sale or remarketing of the Bonds and in respect of which indemnity may be sought against the Issuer, the Indemnified Party shall promptly (and in any event not later than thirty days after knowledge of such action) notify the Issuer in writing, and the Issuer shall promptly assume the defense thereof, including the employment of counsel, the payment of all reasonable expenses and the right to negotiate and consent to settlement and the Indemnified Parties shall cooperate with the Issuer in asserting such defense. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless the employment of such counsel has been specifically authorized in writing by the Issuer, which authorization shall not be unreasonably withheld, or unless by reason of conflict of interest, in the reasonable judgment of any Indemnified Party, it is advisable for it to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Issuer. The Issuer shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Issuer or if there be a final judgment for the plaintiff in any such action with or without such consent, the Issuer agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

     Section 9.11. The Issuer hereby releases and agrees to hold harmless and indemnify the Indemnified Parties from and against all, and agrees that the Indemnified Parties shall not be liable for any, (i) liabilities, suits, actions, claims, demands, damages, losses, expenses and costs of every kind and nature resulting from any action taken in accordance with, or permitted in connection with the documents related to any Credit Facility or Liquidity Facility, any bond purchase agreement, any remarketing agreement, or this Indenture or by reason of its duties and responsibilities hereunder, or arising from or incurred by the Trustee by reason of the issuance of the Bonds, or the use of the proceeds of the Bonds, or the failure of the Issuer to comply with the provisions of documents relating to any Credit Facility or Liquidity Facility, any bond purchase agreement, any remarketing agreement, or this Indenture, including but not limited to those arising out of any environmental hazard or violation of any environmental law, rule or regulation (but excluding any loss, damage or liability which may arise as a result of the gross negligence, bad faith, willful misconduct or misrepresentation of any party claiming indemnification hereunder), or (ii) loss or damage to property or any injury to or death of any or all persons that may be occasioned by any cause whatsoever pertaining to the Prior Project or arising by reason of or in connection with the presence on, in or about the premises of the Prior Project of any person (but excluding any loss, damage or liability which may arise as a result of the gross negligence, bad faith, willful misconduct or misrepresentation of any party claiming indemnification hereunder), including in each case, without limiting the generality of the foregoing, reasonable attorneys’ fees and other expenses

Exhibit 4.19

incurred in defending or investigating any claims, suits or actions which may arise as a result of any of the foregoing. The Issuer agrees to deliver at the reasonable request of the Trustee any further instrument or instruments in form satisfactory to the Trustee to effectuate more fully the provisions of this Section, provided, however, that the hold harmless and indemnification provisions provided in this Section shall be effective only to the extent of any loss or liability that may be sustained by any party claiming indemnification hereunder in excess of net proceeds received by such party from any insurance carried by the Issuer with respect to such loss or liability; and provided further that the Trustee and the Issuer shall each provide waiver of rights of subrogation against the other in any insurance coverage obtained relating to the Prior Project where any such insurance policy permits such waiver. In case any action shall be brought against one or more of the Indemnified Parties in respect of which indemnity may be sought against the Issuer under the provision of this Section, the Indemnified Parties shall promptly (and in no event later than thirty (30) days after knowledge of such action) notify the Issuer in writing, and the Issuer shall promptly assume the defense thereof, including the employment of counsel, the payment of all reasonable expenses and the right to negotiate and consent to settlement and the Indemnified Parties shall cooperate with the Issuer in asserting such defense. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless the employment of such counsel has been specifically authorized in writing by the Issuer, which authorization shall not be unreasonably withheld, or unless by reason of conflict of interest, in the reasonable judgment of any Indemnified Party, it is advisable for it to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Issuer. The Issuer shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Issuer or if there be a final judgment of the plaintiff in any such action with or without such consent, the Issuer agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The hold harmless and indemnification provisions provided by this Section shall be in addition to and not limited by any other provision of this Indenture.

     The provisions of this Section shall survive the expiration of this Indenture, and each Indemnified Party shall be deemed a third party beneficiary hereunder.

ARTICLE X: THE ISSUER

     Section 10.01. Representations and Covenants.

     The Issuer represents that it is duly authorized under the applicable laws of the State of Connecticut to issue the Bonds, to execute this Indenture and any supplemental indenture, and to pledge the Trust Estate pledged by this Indenture in the manner and to the extent provided herein and in any supplemental indenture. The Issuer further covenants that the Bonds and the provisions of this Indenture and any supplemental indenture are and shall be the valid and binding obligations of the Issuer enforceable in accordance with their terms and the terms of this Indenture and any supplemental indenture. The Issuer further covenants that it shall at all times, to the extent permitted by law, defend, preserve and protect the pledge of the Trust Estate pledged under this Indenture and any supplemental indenture, and all of the rights of the Bondowners under this Indenture against all claims and demands of all persons whomsoever.

ARTICLE XI: PAYING AGENT

     Section 11.01. Paying Agent.

     The Issuer has designated a Paying Agent. The Paying Agent may but need not be the same Person as the Trustee. The Paying Agent shall designate its trust office and signify its acceptance of the

Exhibit 4.19

duties and obligations imposed upon it as described herein by a written instrument of acceptance delivered to the Issuer, the Trustee, the Credit Facility Providers and the Liquidity Facility Providers under which the Paying Agent will agree to perform all duties specified herein particularly:

     (a) to hold all Bonds delivered to it for purchase hereunder as agent and bailee of, and in escrow for the benefit of, the respective Bondowners which shall have so delivered such Bonds until monies representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondowners;

     (b) to hold all monies delivered to it hereunder for the purchase of Bonds as agent and bailee of, and in escrow for the exclusive benefit of, the Person or entity which shall have so delivered such monies until the Bonds purchased with such monies shall have been delivered to or for the account of such Person or entity;

     (c) to act as Paying Agent and as Bond registrar and transfer agent; and

     (d) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer and the Trustee.

     In carrying out its duties hereunder, the Paying Agent shall be held to the same level of care and shall be entitled to the same immunities, exculpations from liabilities, rights to payment and indemnities as the Trustee.

     Section 11.02. Unclaimed Monies.

     Except as may otherwise be required by applicable law, in case any monies deposited with the Paying Agent for the payment of the principal or Purchase Price of, or interest or premium, if any, on any Bond remain unclaimed for three (3) years after such principal, Purchase Price, interest or premium has become due and payable, the Paying Agent shall pay over to the Credit Facility Provider any such principal or interest constituting monies paid by the Credit Facility Provider pursuant to the Credit Facility and not otherwise reimbursed, and may, and upon receipt of a written request of the Issuer shall, pay to the Issuer the remaining amount so deposited in immediately available funds, without additional interest, and thereupon the Paying Agent shall be released from any further liability with respect to the payment of principal, Purchase Price, interest or premium and the Owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Credit Facility Provider or the Issuer, as applicable, as an unsecured creditor for the payment thereof. Any unclaimed monies shall be held by the Paying Agent uninvested.

     Section 11.03. Qualifications of Paying Agent.

     The Paying Agent shall be duly organized under the laws of the United States of America or any state or territory thereof and be (a) a commercial bank and trust company or (b) a national banking association, have a combined capital stock, surplus and undivided profits of at least $50,000,000 and be authorized by law to perform all duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days notice to the Issuer, the Trustee, the Credit Facility Providers, the Liquidity Facility Providers and the Remarketing Agent, provided that such resignation shall not take effect until the appointment of a successor Paying Agent. The Paying Agent may be removed at any time by the Issuer, upon written notice to the Paying Agent, the Trustee, the Credit Facility Providers, the Liquidity Facility Providers and the Remarketing Agent, provided that such removal shall not take effect until the appointment of a successor Paying Agent and such appointment has been accepted. Successor Paying

Exhibit 4.19

Agents may be appointed from time to time by the Issuer, with the prior written approval of the Credit Facility Provider, such approval not to be unreasonably withheld.

     If no successor Paying Agent shall have been appointed and have accepted appointment within thirty (30) days of the Paying Agent giving notice of resignation or notice of removal as aforesaid, the Issuer may appoint a successor Paying Agent to act until a successor Paying Agent is appointed pursuant to the foregoing provisions of this Section.

     If no appointment of a successor Paying Agent shall have been made pursuant to the foregoing provisions of this Section, the Paying Agent resigning or being removed or any Bondowner (on behalf of itself and all other Bondowners), the Credit Facility Providers or the Liquidity Facility Providers may petition any court of competent jurisdiction for the appointment of a successor Paying Agent, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Paying Agent.

     Any successor Paying Agent appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Issuer, the Trustee, the Credit Facility Providers, and to its predecessor Paying Agent a written acceptance thereof and evidence of its acceptance of its duties under the Indenture, and thereupon such successor Paying Agent, without further act, deed or conveyance, shall become vested with all the monies, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Paying Agent, with like effect as if originally named Paying Agent herein; but nevertheless at the request of the Issuer or the request of the successor Paying Agent, such predecessor Paying Agent shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Paying Agent all the right, title and interest of such predecessor Paying Agent in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Paying Agent any money or other property subject to the trust and conditions herein set forth. Upon request of the successor Paying Agent, the Issuer shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Paying Agent all money, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance by a successor Paying Agent as provided in this subsection, the Trustee shall give notice of the succession of such Paying Agent hereunder by mail to the Bondowners, the Credit Facility Providers and the Liquidity Facility Providers at the addresses shown on the registration books maintained by the Paying Agent.

ARTICLE XII: THE BONDOWNERS

     Section 12.01. Action by Bondowners.

     Any request, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondowners or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the manner provided for in this Section 12.01, but the Issuer or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable.

     The fact and date of the execution by any Bondowner or its attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Issuer or to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he or she purports to act, that the

Exhibit 4.19

person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

     The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.

     Any request, consent or vote of the Owner of any Bond shall bind all future Owners of such Bond.

ARTICLE XIII: AMENDMENTS AND SUPPLEMENTS

     Section 13.01. Amendments and Supplements Without Bondowners’ Consent.

     This Indenture may be amended or supplemented at any time and from time to time with respect to a Series of Bonds, subject to the prior written consent of the Credit Facility Providers for such Series, if any, but without the consent of the Bondowners, by a supplemental indenture executed by the Issuer and the Trustee, for one or more of the following purposes:

     (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

     (b) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the Owners of the Bonds of the Series to which such supplemental indenture relates;

     (c) effective upon any Interest Mode Adjustment Date applicable to Variable Rate Bonds Outstanding of a Series or the Fixed Rate Date applicable to all Variable Rate Bonds Outstanding of a Series, and upon written notice to all Bondowners of the applicable Series given or mailed at least twenty (20) days prior to such Interest Mode Adjustment Date or Fixed Rate Date, as applicable, to make any amendment permitted by Section 13.02 to be approved by less than unanimous consent of the Bondowners;

     (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto or thereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if the Issuer so determines, to add to this Indenture or any agreement supplemental hereto and thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

     (e) to permit or evidence the appointment of a separate or co-Trustee or the succession of a new Trustee or Paying Agent;

     (f) to effect any other changes in this Indenture which, in the judgment of the Trustee, are not to the prejudice of the Trustee, the Bondowners or the Credit Facility Providers;

Exhibit 4.19

     (g) to make any necessary changes to this Indenture to provide for a Substitute Credit Facility or Substitute Liquidity Facility;

     (h) to make any necessary changes to this Indenture to facilitate the conversion of any Variable Rate Bonds to Fixed Rate Bonds; or

     (i) to provide for Additional Bonds and make other changes in accordance with Article XV.

     Each Rating Agency shall receive a copy of any amendment to this Indenture at least ten (10) days prior to the effective date of such amendment. The Credit Facility Provider for the applicable Series of Bonds shall receive a transcript containing any amendment to this Indenture and any documents or opinions delivered in connection therewith.

     Section 13.02. Amendments With Bondowners’ Consent.

     Subject to the provisions of Section 13.01, this Indenture may be amended from time to time with respect to a Series of Bonds, (except with respect to (i) the principal or interest payable upon any Bonds, (ii) the Interest Payment Dates, the dates of maturity or the redemption provisions of any Bonds, and (iii) this Article XIII, each of which requires the consent of all of the Owners of the Series of Bonds), by a supplemental indenture approved or consented to by the Credit Facility Providers for the applicable Series of Bonds or, if a Credit Facility is not in place with respect to a Series of Bonds, approved by the Owners of at least fifty-one percent (51%) in aggregate principal amount of the Bonds of such Series then Outstanding which would be affected by the action proposed to be taken. Notice of any such amendment shall be given to each Rating Agency.

     Notwithstanding any other provisions of this Section, the consent of the Owners of the Bonds for which a Credit Facility has been issued shall, for the purposes of this Indenture, be deemed to have been obtained when the prior written consent of the Credit Facility Provider has been obtained, except where approval of all Bondowners is required, in which case the consents of both the Bondowners and the Credit Facility Provider shall be required.

     Section 13.03. [RESERVED]

     Section 13.04. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel.

     The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XIII and in so doing shall be fully protected by an opinion of counsel, which may be counsel to the Issuer, furnished at the expense of the Issuer, that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer.

     Section 13.05. Notice of Consent.

     When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Bondowner and Credit Facility Provider consents pursuant to this Article XIII, it shall, within ninety (90) days, file a certificate to that effect in its records and mail notice to the Bondowners affected thereby and to the Credit Facility Provider. No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty (60) days after such mailing. The Trustee will promptly certify to the Issuer that it has mailed such notice to all such Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. A consent to an amendment may be revoked only by a written notice given by the

Exhibit 4.19

Bondowner and received by the Trustee prior to the Trustee’s certification that the requisite consents have been obtained.

ARTICLE XIV: DEFEASANCE

     Section 14.01. Defeasance.

     When there is in the Debt Service Fund or any other fund created for the purpose of defeasing Bonds, sufficient funds or Government Obligations not subject to redemption in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem the Outstanding Bonds of a Series in full, as verified in a report of a firm of independent certified public accountants delivered to the Issuer, the Trustee and the Credit Facility Provider for such Series (assuming for these purposes the Maximum Rate for any future Rate Periods for any Variable Rate Bonds), and upon notice to the Credit Facility Providers for such Series of Bonds and following receipt by the Issuer, the Trustee and such Credit Facility Provider of an opinion of counsel, in form and substance satisfactory to the Issuer and such Credit Facility Provider, to the effect that the Series of Bonds shall no longer be Outstanding under this Indenture, and when all the rights hereunder of the Trustee and Paying Agent, all amounts owing to the Trustee and Paying Agent, the Credit Facility Provider for such Series and the Issuer, and all other sums payable by the Issuer hereunder have been provided for, upon written notice from the Issuer to the Trustee, the Trustee shall release this Indenture with respect to such Series of Bonds and the Owners of such Series of Bonds shall cease to be entitled to any benefit or security under this Indenture except the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with the release hereof, the security interests created by this Indenture with respect to such Series of Bonds (except in such funds and investments) shall terminate, and the Trustee shall execute and deliver such instruments as may be necessary to evidence such release; provided, however, that if any Bonds of such Series are to be redeemed prior to the maturity thereof, the Issuer shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Indenture or irrevocable instructions so to mail shall have been given to the Trustee and provided, further, however, that if any Bonds of such Series are to be redeemed prior to the maturity thereof and a Credit Facility is in place to support the payment of such Series of Bonds, such redemption shall be effectuated by the Trustee’s drawing on such Credit Facility and the funds or Government Obligations on deposit in the Debt Service Fund or any other fund created for the purpose for defeasing Bonds shall be used by the Trustee to reimburse the Credit Facility Provider for such draw. In addition, for Bonds bearing interest in the Daily Mode or the Weekly Mode, the Trustee shall have received written confirmation from each Rating Agency then rating the Bonds to be defeased that the proposed defeasance will not in and of itself cause a reduction or withdrawal of the rating then in effect on such Bonds.

     Upon such defeasance, the funds and investments required to pay or redeem the Series of Bonds in full shall be irrevocably set aside for that purpose, subject, however, to Section 11.02 hereof, and monies held for defeasance shall be invested only as provided above in this section. Any funds or property held by the Trustee therefor and not required for payment or redemption of the Series of Bonds in full or payment of other sums payable by the Issuer hereunder shall, after satisfaction of all the rights of the Trustee, be distributed to the Issuer.

     The Issuer shall cause to be delivered to the Credit Facility Provider of the Series of Bonds to be defeased a copy of any escrow deposit agreement executed in connection with the defeasance of such Series of Bonds hereunder (which shall be acceptable in form and substance to the Credit Facility Providers). In the event a forward purchase agreement will be employed in such defeasance, such agreement shall be subject to the approval of the Credit Facility Provider and shall be accompanied by such opinions of counsel as may be required by such Credit Facility Provider. The Credit Facility

Exhibit 4.19

Provider shall be provided with final drafts of the above-referenced documents not less than five (5) Business Days prior to the effective date of defeasance.

     Amounts paid by a Credit Facility Provider under the Credit Facility shall not be deemed paid for purposes of this Indenture (except with regards to the rights of Bondowners paid in accordance herewith) and shall remain Outstanding and continue to be due and owing until paid in accordance with this Indenture.

ARTICLE XV: ADDITIONAL BONDS

     Section 15.01. Additional Bonds.

     (a) The Issuer may issue Additional Bonds, on the same terms and conditions set forth in this Indenture for the issuance of the Initial Bonds. Additional Bonds may be issued on parity with and secured by the same pledge of the Trust Estate, the same or a different Credit Facility and the same Funds and Accounts established hereunder for the Initial Bonds upon the prior written consent of the Credit Facility Providers for the Outstanding Bonds of such Series. Additional Bonds may also be issued as a separate Series of Bonds, secured by a separate pledge of security, Credit Facilities and Funds and Accounts as determined pursuant to a supplemental indenture therefor.

     (b) Prior to the delivery of Additional Bonds, the Issuer and the Trustee shall enter into a supplemental indenture providing for the details of the Additional Bonds, including the application of the proceeds thereof substantially in accordance with the provisions hereof relating to the Initial Bonds. The supplemental indenture may also amend any other provision of this Indenture, provided that it will not have a material adverse effect upon the security for the Initial Bonds or any Additional Bonds issued prior thereto or the rights of the applicable Bondowners.

     Section 15.02. Conditions for Delivery of Additional Bonds.

     No Additional Bonds shall be issued by the Issuer under the provisions of this Article XV unless there shall also be delivered in connection therewith:

     (a) a new or additional Credit Facility issued by the Credit Facility Provider for an existing Series of Bonds or a new Credit Facility issued by a Credit Facility Provider for a new Series of Bonds satisfactory to the Issuer in an amount equal to the principal amount of such Additional Bonds, in form and substance satisfactory to the Issuer, provided, however, that any such Credit Facility need not be provided with respect to such Additional Bonds if the Issuer delivers to the Trustee an opinion of counsel knowledgeable in federal securities laws stating that such Additional Bonds are exempt from registration under the Securities Act and the Trust Indenture Act of 1939 even if such Credit Facility is not in place or the Issuer registers such Additional Bonds with the United States Securities and Exchange Commission pursuant to the Securities Act; and

     (b) a new remarketing agreement, or an amendment to the Remarketing Agreement, as necessary, for the Additional Bonds.

ARTICLE XVI: MISCELLANEOUS

     Section 16.01. Successors and Assigns.

     The rights and obligations of the parties to this Indenture shall inure to their respective successors and assigns.

Exhibit 4.19

     Section 16.02. Notices.

     Unless otherwise expressly provided, all notices to the Issuer, the Trustee, the Paying Agent, the Credit Facility Providers, the Liquidity Facility Providers, the Remarketing Agent, and the Rating Agency shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered by a nationally recognized overnight courier during a Business Day as follows: (a) to the Issuer at 93 Main Street, Clinton, Connecticut 06413, Attention: Vice President-Chief Financial Officer and Treasurer; (b) to the Trustee at 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Administration; (c) to the Paying Agent at 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Administration; (d) to the Initial Credit Facility Provider at One Citizens Plaza, Providence, R.I. 02903; (e) to the Initial Liquidity Facility Provider at One Citizens Plaza, Providence, R.I. 02903; (f) to the Remarketing Agent at A.G. Edwards & Sons, Inc., One North Jefferson Avenue, Building D, 7th Floor, St. Louis, Missouri 63103, Attention: Short-Term Municipal Desk; (g) to Standard & Poor’s at 55 Water Street, 40th Floor, New York, New York 10041, Attention: Letter of Credit Group; or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondowner at the address shown on the registration books maintained by the Paying Agent. A Bondowner may direct the Paying Agent to change its address as shown on the registration books by written notice to the Paying Agent.

     Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons. All notices required to be delivered to Bondowners and the Issuer by the Trustee hereunder, including notices of redemptions, shall also be delivered to the Credit Facility Providers.

     Section 16.03. Agreement Not for the Benefit of Other Parties.

     This Indenture is not intended for the benefit of and shall not be construed to create rights in parties other than the Issuer, the Trustee, the Paying Agent, the Credit Facility Providers, the Liquidity Facility Providers and the Bondowners.

     Section 16.04. Severability.

     In the event that any provision of this Indenture shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

     Section 16.05. Counterparts.

     This Indenture may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

     Section 16.06. Captions.

     The captions and table of contents of this Indenture are for convenience only and shall not affect the construction hereof.

     Section 16.07. Governing Law.

     This instrument shall be governed by the laws of the State of Connecticut.

Exhibit 4.19

     Section 16.08. Notices to Rating Agencies.

     The Trustee shall give prior written notice to each Rating Agency at its address set forth in Section 16.02 of (a) any amendments to this Indenture pursuant to Section 13.01 or Section 13.02 or to the Letter of Credit, (b) the expiration, termination, extension or substitution of the Liquidity Facility, (c) the substitution of the Credit Facility Provider, (d) the conversion of any Bonds to the Fixed Rate, (e) the payment in full of the Bonds, and (f) any redemption of Bonds. The Issuer shall give written notice to each Rating Agency at its address set forth in Section 16.02 of the removal of the Trustee, the Remarketing Agent or the Paying Agent and the appointment of a successor. The Trustee shall promptly give notice to each Rating Agency of any acceleration of payments on the Bonds pursuant to Section 8.02.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed under seal all as of the date first above written.

THE CONNECTICUT WATER COMPANY
(Seal)	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President Finance and Chief Financial Officer

(Seal)	U.S. BANK NATIONAL ASSOCIATION, as Trustee
	By:	/s/ Cauna M. Silva
		Name:	Cauna M. Silva
		Title:	Vice President

Exhibit 4.19

APPENDIX A

DEFINITIONS

     “Accounts” means the accounts established pursuant to Section 5.01 of this Indenture.

     “Additional Bonds” means (i) an additional Series or subseries of Bonds issued upon the same terms and conditions set forth in this Indenture for the issuance of the Initial Bonds or a new Series of Bonds secured by the same or a separate pledge of security and Funds and Accounts, in accordance with the provisions of Article XV of this Indenture, (ii) Bonds issued upon conversion to a Fixed Rate, and (iii) any Bond or Bonds duly issued in exchange or replacement therefor.

     “Affiliate” means any Person (whether for-profit or not-for-profit), which “controls,” or is “controlled” by, or is under common “control” with, another Person. For purposes of this definition, a Person “controls” another Person when the first Person possesses or exercises directly, or indirectly through one or more other affiliates or related entities, the power to direct the management and policies of the other Person, whether through the ownership of voting rights, membership, the power to appoint members, trustees or directors, by contract, or otherwise.

     “Authorized Denomination” means, with respect to Variable Rate Bonds and Purchased Bonds, $100,000 or any integral multiple of $5,000 in excess thereof, and, with respect to Fixed Rate Bonds, $5,000 or any integral multiple thereof.

     “Authorized Officer” means: (i) in the case of the Issuer, the Chairman, the President and Chief Executive Officer, the Vice President-Chief Financial Officer and Treasurer, and any Vice President, Assistant Treasurer or Secretary; (ii) in the case of the Trustee, means any officer in its corporate trust administration division, and when used with reference to any act or document also means any other person authorized to perform such act or sign such document by or pursuant to a resolution of the governing body of the Trustee; (iii) in the case of the Paying Agent, means any officer in its corporate trust division, and when used with reference to any act or document, including any authentication of the Bonds, also means any other person authorized to perform such act or sign such document by or pursuant to a resolution of the governing body of the Paying Agent; and (iv) in the case of the Bank, when used with reference to any act or document, a Senior Vice President, Vice President or any other person authorized to perform such act or sign such document by or pursuant to a resolution of the governing body of the Bank.

     “Bank” means Citizens Bank of Rhode Island and its successors and assigns.

     “Bondowner Tender Notice” means written notice of a Bondowner (other than the Liquidity Facility Provider), delivered to the Paying Agent or Remarketing Agent, as applicable, evidencing a Bondowner’s election to tender Bonds as provided in Sections 3.06 and 3.07 of this Indenture, as the case may be, substantially in the form set forth on the form of the Variable Rate Bond contained herein.

     “Bondowners” means the registered owners of the Bonds from time to time as shown in the books kept by the Paying Agent as bond registrar and transfer agent.

     “Bonds” means the Initial Bonds and Additional Bonds.

     “Business Day” means (a) other than a Saturday, Sunday or day on which banking institutions are authorized or required by law or executive order to be closed for commercial banking purposes in Connecticut, Massachusetts, Minnesota, New York, Rhode Island or in any other state in which

Exhibit 4.19

documents are required to be delivered to draw on the Letter of Credit; (b) other than a day on which the New York Stock Exchange is closed; (c) when such term is used to describe a day on which a payment, prepaying, or repaying is to be made under the Reimbursement Agreement, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and (d) when such term is used to describe a day on which an interest rate determination is to be made, any day which is a London Banking Day.

     “Commercial Paper” means instruments issued for other than working capital purposes under a program which has an expected term in excess of 365 days and which provides for the periodic issuance of debt obligations to repurchase, redeem or otherwise retire debt obligations previously issued under the program.

     “Costs of Issuance” means all costs and expenses of the Issuer incurred in connection with the authorization, issuance, sale and delivery of the Bonds including, but not limited to, legal fees, Credit Facility fees, Liquidity Facility fees, financial advisory fees, trustee’s acceptance under this Indenture and initial (including first annual) fees, paying agent fees, fiscal or escrow agent fees, printing fees and travel expenses.

     “Costs of Issuance Fund” means the Fund established pursuant to Section 5.01 of this Indenture.

     “Credit Facility” means the Letter of Credit that provides for the payment of principal of and interest on the Initial Bonds and any bank letter of credit that provides for the payment of principal of and interest on Additional Bonds and any Substitute Credit Facility delivered pursuant to Section 3.19 of this Indenture.

     “Credit Facility Documents” means the Credit Facility, the Reimbursement Agreement and any documents, agreements and/or instruments (including any security documents) executed and/or delivered in connection with the issuance of a Series of Bonds.

     “Credit Facility Event of Insolvency” means that a proceeding has been instituted in a court having jurisdiction seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Credit Facility Provider and such proceeding is not terminated for a period of sixty (60) consecutive days or such court enters an order granting the relief sought in such proceeding.

     “Credit Facility Expiration Date” means, with respect to a Credit Facility, including the Initial Credit Facility, the scheduled expiration date of such Credit Facility as it may be extended from time to time pursuant to the terms thereof or, if the Credit Facility has been replaced by a Substitute Credit Facility, the scheduled expiration date of such Substitute Credit Facility; provided however, “Credit Facility Expiration Date” shall not mean any date upon which the Credit Facility is no longer effective by reason of (a) an event constituting a Credit Facility Termination Date, (b) the Credit Facility expiring in connection with the conversion of the Bonds to Fixed Rate Bonds prior to the maturity date thereof if either Section 2.05(d)(ii)(B) or Section 2.05(d)(ii)(C) is complied with, or (c) obtaining a Substitute Credit Facility.

     “Credit Facility Payment Obligations” means, with respect to a Credit Facility Provider, any loans, advances, debts, liabilities, obligations, contingent obligations, covenants and duties owing to the Credit Facility Provider under the applicable Reimbursement Agreement or any other Credit Facility Documents. The amount of the Credit Facility Payment Obligations shall be established or calculated by the Credit Facility Provider from time to time and furnished to the Trustee in writing denominating the interest portion of such Credit Facility Payment Obligations and the principal portion of such Credit Facility Payment Obligations, such establishment or calculation being conclusive of the amount due, absent manifest error.

Exhibit 4.19

     “Credit Facility Provider” means the Initial Credit Facility Provider as issuer of the Letter of Credit for the Initial Bonds, the issuer of a Credit Facility for a Series of Additional Bonds and any Substitute Credit Facility Provider which issues a Substitute Credit Facility pursuant to Section 3.19 of this Indenture.

     “Credit Facility Termination Date” means the date, if any, upon which the Credit Facility, including the Initial Credit Facility, is to terminate with respect to a Series of Bonds or with respect to defaulted Bonds as a result of the occurrence of any event specified in the Credit Facility or the applicable Credit Facility Documents providing the Credit Facility Provider with an option to terminate the Credit Facility.

     “Daily Mode” means an Interest Mode in which the interest rate on the Bonds in such Interest Mode is adjusted on each Business Day, or calendar day under certain circumstances, as provided in this Indenture.

     “Debt Service Fund’ means the Fund established pursuant to Section 5.01 of this Indenture.

     “DTC” means The Depository Trust Company, New York, New York, a New York State limited purpose trust company, subject to regulation by the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and the New York State Banking Department, or its successors appointed under this Indenture.

     “DTC Letter of Representations” means the Blanket Issuer Letter of Representations by and between the Issuer and DTC.

     “Event of Bankruptcy” means the filing of a petition in bankruptcy or the commencement of a proceeding under the United States Bankruptcy Code or any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Issuer.

     “Event of Default” shall have the meaning ascribed thereto in Section 8.01 of this Indenture.

     “Expiration Date” means any Credit Facility Expiration Date and any Liquidity Facility Expiration Date.

     “Fiscal Year” means the fiscal year of the Issuer.

     “Fitch” means Fitch Ratings, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, by notice to the Trustee.

     “Fixed Mode” means an Interest Mode during which the interest rate on the Bonds in such Interest Mode is the Fixed Rate.

     “Fixed Rate” means a non-floating interest rate on all of the Bonds established in accordance with Sections 2.04 and 2.05 of this Indenture, which rate on some Bonds may differ from the rate on other Bonds.

     “Fixed Rate Bonds” means Bonds that are in the Fixed Mode.

     “Fixed Rate Date,” with respect to Bonds to be converted to a Fixed Rate, means the date on which the interest rate on the Bonds is converted to the Fixed Rate.

Exhibit 4.19

     “Flexible Date” means, with respect to each Bond, the first day next succeeding the last day of a Flexible Period, or in the case of the initial period during which the Bonds are in a Flexible Mode, the first day of such Flexible Period during which the Bonds bear interest at a Flexible Rate; provided, however, that a Flexible Date must be a Business Day.

     “Flexible Mode” means an Interest Mode during which the Bonds in such Interest Mode bear interest at Flexible Rates.

     “Flexible Period” means, with respect to each Bond, each consecutive period established pursuant to Section 2.03(c) and Section 2.04 of this Indenture during which such Bond shall bear interest at the Flexible Rate; provided, however, that the first day immediately following the last day of each Flexible Period (i.e., a Flexible Date) shall in all events be a Business Day.

     “Flexible Rate” means, with respect to each Bond in a Flexible Mode for a Flexible Period, the rate of interest on such Bond established pursuant to Section 2.03(c) of this Indenture.

     “Funds” means the funds established pursuant to Section 5.01 of this Indenture.

     “Government Obligations” means direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury) or obligations the timely payment of principal of and interest on which are unconditionally guaranteed by the United States of America.

     “Initial Bonds” means the Issuer’s $12,500,000 Variable Rate Taxable Debenture Bonds.

     “Initial Credit Facility Provider” means the Bank.

     “Initial Liquidity Facility Provider” means the Bank.

     “Interest Account” means the Account established pursuant to Section 5.01 of this Indenture.

     “Interest Mode” means an interest rate mechanism applicable to the Bonds as determined pursuant to Section 2.03, 2.04 or 2.05 of this Indenture. An Interest Mode may be a Daily Mode, a Weekly Mode, a Flexible Mode, or a Fixed Mode.

     “Interest Mode Adjustment Date” means the date on which the Interest Mode is changed from one Interest Mode to another Interest Mode.

     “Interest Mode Adjustment Notice” has the meaning specified in Section 2.04(b) of this Indenture.

     “Interest Payment Date” means each date on which interest on the Bonds shall become due, which shall be any date on which Bonds are to be mandatorily tendered pursuant to Sections 3.01, 3.02 or 3.03 of this Indenture, on any Interest Mode Adjustment Date, at maturity, and: (i) as to Bonds in the Daily Mode, the first Business Day of each month; (ii) as to Bonds in the Weekly Mode, the first Wednesday of each month (or the immediately preceding Business Day if such Wednesday is not a Business Day); (iii) as to Bonds in the Flexible Mode, the day immediately succeeding the last day of a Flexible Period; (iv) with respect to Purchased Bonds, the first Business Day of each month and each date Purchased Bonds are remarketed pursuant to Section 3.11 of this Indenture; and (v) with respect to Fixed Rate Bonds, January 1 and July 1, commencing on the date specified at the time of issuance of a Series of Fixed Rate Bonds, or on the January 1 or July 1 next following the Fixed Rate Date with respect to Bonds converted to the Fixed Rate, and the dates of redemption or maturity of such Bonds.

Exhibit 4.19

     “Interest Period” means, with respect to any Bond, the period from and including an Interest Payment Date with respect to such Bond to and including the day immediately preceding the next Interest Payment Date for such Bond, except that the first Interest Period shall be the period from and including the Issue Date and including the day immediately preceding the first Interest Payment Date.

     “Interest Rate” means the rate of interest to be borne by Bonds and, with respect to any particular Bond, shall be the Variable Rate, the Fixed Rate or the Purchased Bond Rate applicable thereto.

     “Investment Agreement” means an agreement for the investment of monies held by the Trustee pursuant to this Indenture with a Qualified Financial Institution (which may include the entity acting as Trustee).

     “Issue Date” means the first date on which the Issuer receives the purchase price for a Series of Bonds in exchange for delivery of such Bonds.

     “Issuer” means The Connecticut Water Company.

     “Issuer Bond” means any Bond purchased by the Issuer in accordance with Section 3.12 of this Indenture.

     “Issuer Event of Insolvency” means that a proceeding has been instituted in a court having jurisdiction seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Issuer and such proceeding is not terminated for a period of sixty (60) consecutive days or such court enters an order granting the relief sought in such proceeding.

     “Letter of Credit” means the irrevocable direct-pay letter of credit issued by the Bank for the benefit of the Trustee, and serving as both the Credit Facility and the Liquidity Facility for the Initial Bonds.

     “Liquidity Facility” means the Letter of Credit that provides for the payment of the Purchase Price of Initial Bonds tendered or deemed tendered, a letter of credit, a line of credit, a bond insurance policy, a standby bond purchase agreement, a surety agreement, a guaranty or other form of liquidity facility that provides for the payment of the Purchase Price of Additional Bonds tendered or deemed tendered during the term thereof and any Substitute Liquidity Facility then in effect delivered pursuant to Section 3.20 of this Indenture.

     “Liquidity Facility Documents” means the Liquidity Facility, the Reimbursement Agreement and any documents, agreements and/or instruments (including any security documents) executed and/or delivered in connection with the issuance of a Series of Bonds.

     “Liquidity Facility Expiration Date” means, with respect to a Liquidity Facility, including the Initial Liquidity Facility, the scheduled expiration date of such Liquidity Facility as it may be extended from time to time pursuant to the terms thereof or, if the Liquidity Facility has been replaced by a Substitute Liquidity Facility, the scheduled expiration date of such Substitute Liquidity Facility; provided however, “Liquidity Facility Expiration Date” shall not mean any date upon which the Liquidity Facility is no longer effective by reason of (a) an event constituting a Liquidity Facility Termination Date, (b) the Liquidity Facility expires in connection with all of the Bonds bearing interest at a Fixed Rate to the maturity date thereof or (c) obtaining a Substitute Liquidity Facility.

     “Liquidity Facility Provider” means the Initial Liquidity Facility Provider as issuer of the Letter of Credit for the Initial Bonds, the issuer of a Liquidity Facility for a Series of Additional Bonds and any

Exhibit 4.19

Substitute Liquidity Facility Provider which issues a Substitute Liquidity Facility pursuant to Section 3.20 of this Indenture.

     “Liquidity Facility Termination Date” means the date, if any, upon which the Liquidity Facility, including the Initial Liquidity Facility, is to terminate with respect to a Series of Bonds or with respect to defaulted Bonds as a result of the occurrence of any event specified in the Liquidity Facility or the applicable Liquidity Facility Documents providing the Liquidity Facility Provider with an option to terminate the Liquidity Facility.

     “Maximum Rate” means the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate of interest permitted by applicable law.

     “Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, by notice to the Trustee.

     “Outstanding,” when used to modify Bonds, refers to the aggregate of all Bonds authenticated and delivered under this Indenture, excluding: (i) Bonds which have been exchanged or replaced, or delivered to the Trustee for credit against a principal payment or a sinking fund installment; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which monies have been duly provided; and (iv) Bonds for which there have been irrevocably set aside sufficient funds, or Government Obligations bearing interest at such rates, and with such maturities as will provide sufficient funds, to pay or redeem them; provided, however, that if any such Bonds are to be redeemed prior to maturity, the Issuer shall have complied with the provisions of Section 14.01 of the Indenture and shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Indenture or irrevocable instructions so to mail shall have been given to the Trustee.

     “Owners” means the registered owners of the Bonds from time to time as shown in the books kept by the Paying Agent as bond registrar and transfer agent.

     “Paying Agent” means the Paying Agent designated from time to time pursuant to Section 11.01 of this Indenture.

     “Permitted Investments” means the obligations described below:

A.	Government Obligations.

B.	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies, provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

(1)	Direct obligations of or fully guaranteed certificates of beneficial ownership of, the Export Import Bank of the United States;

(2)	Certificates of beneficial ownership of the Rural Economic Community Development Administration;

(3)	Federal Financing Bank;

Exhibit 4.19

(4)	Participation certificates of the General Services Administration;

(5)	Guaranteed mortgage-backed bonds and guaranteed pass-through obligations of the Government National Mortgage Association;

(6)	U.S. Maritime Administration Guaranteed Title XI loans; and

(7)	Project Notes, Local Authority Bonds, New Communities Debentures and U.S. Public Housing Notes and Bonds fully guaranteed by the U.S. Department of Housing and Urban Development.

C.	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

(1)	Federal Home Loan Bank System senior debt obligations rated Aaa by Moody’s and AAA by Standard & Poor’s;

(2)	Participation Certificates and senior debt obligations of Federal Home Loan Mortgage Corporation, rated Aaa by Moody’s and AAA by Standard & Poor’s;

(3)	Mortgage-backed securities and senior debt obligations of the Federal National Mortgage Association, rated Aaa by Moody’s and AAA by Standard & Poor’s;

(4)	Senior debt obligations of the Student Loan Marketing Association, rated Aaa by Moody’s and AAA by Standard & Poor’s;

(5)	Consolidated system wide bonds and notes of the Farm Credit System Corporation, rated Aaa by Moody’s and AAA by Standard & Poor’s.

D.	Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by Standard & Poor’s or Moody’s of AAAm-G; AAAm; Aaa; or equivalent.

E.	Certificates of deposit secured at all times by collateral described in (A) and/or (B) above, issued by commercial banks, savings and loan associations or mutual savings banks where the collateral is held by a third party and the Trustee has a perfected first security interest in the collateral.

F.	Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by the FDIC.

G.	Investment Agreements with a term in excess of thirty days, subject to approval of the Issuer and the Credit Facility Provider, if any, of the issuer and the form and substance of any Investment Agreement; and in the case of any Investment Agreement with a term greater than seven years, an issuer rated AAA by Standard & Poor’s and Aaa by Moody’s unless a lower rating is consented to by the Credit Facility Provider, if any, and the Issuer.

H.	Commercial paper rated Prime-1 or better by Moody’s and A-1+ or better by Standard & Poor’s and which matures no more than 270 days from the date of purchase.

Exhibit 4.19

I.	Bonds or notes issued by any state or municipality which are rated by Moody’s, Standard & Poor’s and any other national bond rating agency rating the Bonds, in one of the two highest Rating Categories assigned by such agencies (without qualification by symbols “+” or “-” or a numerical notation).

J.	Federal funds or bankers’ acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of Prime-1 or better by Moody’s and A-1 or better by Standard & Poor’s.

K.	Repurchase Agreements.

     “Person” means any individual, association, unincorporated organization, corporation, trust, partnership, joint venture, or government or an agency or political subdivision thereof.

     “Principal Account” means the account established pursuant to Section 5.01 of this Indenture.

     “Prior Obligations” means the Issuer’s $12,050,000 First Mortgage Bonds - Series V.

     “Prior Project” means the project financed by the Company’s bonds refunded by the Prior Obligations.

     “Purchase Date” means the date or dates set for purchase of Tendered Bonds pursuant to Article III of this Indenture.

     “Purchase Price” means the purchase price to be paid by the Paying Agent for Bonds (including Purchased Bonds) tendered for purchase pursuant to Article III of this Indenture, which shall be the principal amount thereof (plus interest accrued from and including the last occurring Interest Payment Date to and excluding the date of such purchase unless such purchase is made on an Interest Payment Date with respect thereto).

     “Purchased Bond” means any Bond registered to the Liquidity Facility Provider or its designee or nominee, pursuant to Section 3.12 of this Indenture. A Bond shall be a Purchased Bond only for the actual period during which such Bond is registered to the Liquidity Facility Provider or its designee or nominee. Purchased Bonds shall not be subject to optional or mandatory tender for purchase, but Purchased Bonds are subject to redemption as provided hereunder.

     “Purchased Bond Rate” means the rate per annum specified in a Reimbursement Agreement and calculated from time to time by the Liquidity Facility Provider. Interest at the Purchased Bond Rate shall be calculated on the basis of a 360-day year of twelve 30-day months.

     “Qualified Financial Institution” means a financial institution that is a domestic corporation, a bank, a trust company, a national banking association, a corporation subject to registration with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 or any successor provisions of law, a federal branch pursuant to the International Banking Act of 1978 or any successor provisions of law, a foreign bank acting through a domestic branch or agency which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America, a savings bank, a savings and loan association, or an insurance company or association chartered or organized under the laws of any state of the United States of America; provided that for each such entity its unsecured or uncollateralized long-term debt obligations, or obligations secured or supported by a letter of credit, contract, guarantee, agreement or surety bond issued by any such organization, directly or by virtue of a guarantee of a corporate parent thereof have been assigned a long term credit rating by Moody’s and Standard & Poor’s, which is not lower than the two highest

Exhibit 4.19

ratings (the highest rating with respect to a foreign bank) then assigned (i.e., at the time an Investment Agreement or Repurchase Agreement is entered into) by such rating service without qualification by symbols “+” or “-” or a numerical notation.

     “Rate Adjustment Date” means the date as of which the interest rate determined for an Interest Mode shall be effective; which during a Daily Mode shall be each Business Day; during a Weekly Mode shall be each Wednesday; during a Flexible Mode shall be the Flexible Date in each Flexible Period; and, during a Fixed Mode, shall be the first day of such Fixed Mode.

     “Rate Determination Date” means with respect to the Bonds, (i) for a Daily Mode, each Rate Adjustment Date, (ii) for a Flexible Mode, the first Business Day in a Flexible Period, (iii) for a Weekly Mode each Wednesday or, if Wednesday is not a Business Day, the immediately preceding Business Day, and (iv) for the Fixed Mode, the seventh (7th) Business Day next preceding the Rate Adjustment Date for such Fixed Mode.

     “Rate Period” means, with respect to any Bond, the period beginning on a Rate Adjustment Date with respect thereto and the day preceding the next Rate Adjustment Date with respect thereto or the maturity date of the Bond, inclusive.

     “Rating Agency” means each of Moody’s, Fitch and Standard and Poor’s, and its successors and assigns, but only if such company is providing a rating on any Bonds.

     “Rating Category” shall mean a generic securities rating category, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

     “Record Date” means with respect to any Interest Payment Date:

          (i) with respect to Purchased Bonds and Bonds in a Daily Mode, Weekly Mode or Flexible Mode, the close of business on the Business Day immediately preceding each Interest Payment Date (provided, however, that with respect to an Interest Payment Date occurring on a date when the Liquidity Facility Provider acquires Purchased Bonds in accordance with a Reimbursement Agreement, the Record Date for such Purchased Bonds for such Interest Payment Date shall be such Interest Payment Date).

          (ii) with respect to Fixed Rate Bonds, during the time commencing on the Issue Date of a Series of Fixed Rate Bonds or the Fixed Rate Date applicable to a Bond converted to the Fixed Rate, as the case may be, the fifteenth day of the month preceding each Interest Payment Date.

     “Refunding Fund” means the fund established pursuant to Section 5.01 of this Indenture.

     “Reimbursement Agreement” means, with respect to the Initial Bonds, the Reimbursement and Credit Agreement, dated as of March 1, 2004 by and between the Issuer and the Bank, with respect to a Series of Additional Bonds, a reimbursement or credit agreement entered into with the Credit Facility Provider and/or Liquidity Facility Provider in connection with the issuance of a Credit Facility and/or Liquidity Facility, respectively, for such Series of Additional Bonds, and any other reimbursement or credit agreement entered into with a Substitute Credit Facility Provider or a Substitute Liquidity Facility Provider.

     “Remarketing Agent” means A.G. Edwards & Sons, Inc., and its successors as provided in Section 11.03 of this Indenture.

Exhibit 4.19

     “Repurchase Agreement” means, unless otherwise consented to by the Issuer and the applicable Credit Facility Provider, a written repurchase agreement entered into with a Qualified Financial Institution, a bank acting as a primary securities dealer or a securities dealer, which is listed by the Federal Reserve Bank of New York as a reporting dealer and rated “AA” or “AA2” or better by Standard & Poor’s and Moody’s, under which securities are transferred from a dealer bank or securities firm for cash with an agreement that the dealer bank or securities firm will repay the cash plus a yield in exchange for the securities on a specified date and which (i) the Trustee has the right to proceed against the obligor on the underlying obligations which must be obligations of, or guaranteed by, the United States of America, (ii) the term of which shall not exceed one hundred eighty (180) days, unless the Issuer and the Credit Facility Provider shall consent to a longer period, (iii) the collateral must be delivered to the Trustee (if the Trustee is not supplying the collateral) or a third party acting as agent for the Trustee (if the Trustee is supplying the collateral) prior to or simultaneous with investment of monies therein and such party shall have a perfected security interest in such collateral, and (iv) the collateral shall be valued weekly, marked to market at current market prices plus accrued interest; provided that at all times the value of the collateral must be equal to at least 104% of the amount invested in such repurchase agreement, plus accrued interest, and if the value of such collateral is less than 104% of such amount, the counterparty must invest additional cash or securities such that the collateral thereafter equals 104% of the amount invested plus accrued interest.

     “Scheduled Issuer Tender Date” means the date, which shall be an Interest Payment Date, designated by the Issuer in writing to the Trustee at least forty-five (45) days prior to such date, for the conversion to the Fixed Mode of all of the Outstanding Bonds of a Series.

     “Securities Act” shall have the meaning set forth in Section 2.05(d) hereof.

     “Series” means (i) an issue of Bonds, including any subseries of Additional Bonds, secured upon the same terms and conditions set forth in this Indenture for the issuance of the Initial Bonds and (ii) Additional Bonds of a new Series, including any subseries of Additional Bonds, secured by a separate pledge of monies, Credit Facilities and Funds and Accounts, in accordance with the provisions of Article XV.

     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Standard & Poor’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, by notice to the Trustee.

     “Substitute Credit Facility” means a Credit Facility which is issued by a Substitute Credit Facility Provider, is satisfactory to the Issuer and is delivered pursuant to Section 3.19 of this Indenture. An extension of the term of any existing Credit Facility shall not be deemed to constitute the delivery of a Substitute Credit Facility.

     “Substitute Credit Facility Provider” means the issuer of any Substitute Credit Facility.

     “Substitute Liquidity Facility” means a Liquidity Facility which is issued by a Substitute Liquidity Facility Provider, is satisfactory to the Issuer and is delivered pursuant to Section 3.20 of this Indenture. An extension of the term of any existing Liquidity Facility shall not be deemed to constitute the delivery of a Substitute Liquidity Facility.

     “Substitute Liquidity Facility Provider” means the issuer of any Substitute Liquidity Facility.

Exhibit 4.19

     “Substitution Date” means a date, which shall be an Interest Payment Date, on which a Substitute Credit Facility is to be substituted for the Credit Facility in effect pursuant to Section 3.19 hereof or on which a Substitute Liquidity Facility is to be substituted for the Liquidity Facility in effect pursuant to Section 3.20 hereof.

     “Tender Fund” means the Fund established pursuant to Section 3.10 of this Indenture.

     “Tendered Bonds” means Bonds tendered or deemed tendered for repurchase pursuant to Article III of this Indenture.

     “Termination Date” means any Credit Facility Termination Date and any Liquidity Facility Termination Date.

     “Trustee” means U.S. Bank National Association, a national banking association having a place of business in Hartford, Connecticut, and its successors in trust hereunder.

     “UCC” means the Uniform Commercial Code, Sections 42a-1-101 through 42a-10-109 of the Connecticut General Statutes, as amended and supplemented.

     “Undelivered Bonds” means those Bonds subject to mandatory tender not delivered to the Paying Agent on any Purchase Date therefor.

     “Underwriter” means A.G. Edwards & Sons, Inc. or any other underwriter designated by the Issuer with respect to any Series of Bonds.

     “Variable Mode” means an Interest Mode other than a Fixed Mode.

     “Variable Rate” means the rate of interest to be borne by Variable Rate Bonds.

     “Variable Rate Bonds” means Bonds which bear interest at other than the Fixed Rate.

     “Weekly Mode” means an Interest Mode in which the interest rate on the Bonds in such Interest Mode is determined in weekly intervals, as provided in Subsection 2.03(e) of this Indenture.

Exhibit 4.19

APPENDIX B

(FORM OF VARIABLE RATE BONDS)

Registered No. R-___	$_________________________

THE CONNECTICUT WATER COMPANY
Variable Rate Taxable Debenture Bonds
Series 2004

MATURITY DATE:	_____________________	CUSIP:

DATE OF THIS BOND:
(Date as of which Bonds of this Series were initially issued.)

INTEREST PAYMENT DATES:	The date on which the installment of interest on the Bonds shall become due, which shall be any date on which Bonds are to be mandatorily tendered pursuant to the Indenture, on any Interest Mode Adjustment Date, at maturity, and: (i) as to Bonds in the Daily Mode, the first Business Day of each month; (ii) as to Bonds in the Weekly Mode, the first Wednesday of each month; (iii) as to Bonds in the Flexible Mode, the day immediately succeeding the last day of a Flexible Period; and (iv) as to Purchased Bonds, the first Business Day of each month and each date Purchased Bonds are remarketed.

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL AMOUNT	TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS

MODE:
(As of Date of Registration.)	Weekly

     The Connecticut Water Company (the “Issuer”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, with interest from the most recent INTEREST PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the rates set forth herein. Prior to the date this bond is converted to bear a fixed rate of interest as provided in the Indenture hereinafter mentioned (the “Fixed Rate Date”), interest on this bond shall be payable on    , and, except as otherwise provided herein, on each INTEREST PAYMENT DATE, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. Interest shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed. The principal or redemption price of this bond is payable at the trust office of U.S. Bank National Association, as Paying Agent (the “Paying Agent”). Interest is payable (i) by check or draft mailed by the Paying Agent to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below)), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Paying Agent, or (ii) if the PRINCIPAL AMOUNT is not less than $1,000,000, at the option of the REGISTERED OWNER by wire transfer to the REGISTERED OWNER at such wire transfer address as it may request in writing to the Paying Agent prior to the record date.

Exhibit 4.19

     Prior to the Fixed Rate Date applicable to this bond, the record date for payment of interest shall be the Business Day immediately preceding each INTEREST PAYMENT DATE; provided that, with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, U.S. Bank National Association, as trustee (the “Trustee”), may establish a special record date. The special record date may be not more than twenty (20) days before the date set for payment. The Trustee will mail notice of a special record date to the registered Owners of the Bonds (the “Bondowners”) at least ten (10) days before the special record date. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

     This bond is part of an issue of bonds (the “Bonds”) representing an aggregate borrowing of $12,500,000 pursuant to a Trust Indenture, dated as of January 1, 2004 (the “Indenture”), between the Issuer and the Trustee. All terms used in this bond and not otherwise defined herein shall have the same meanings as set forth in the Indenture. Reference is made to the Indenture for a description of the monies pledged and for the provisions with respect to the rights, limitations of rights, duties, obligations and immunities of the Issuer, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds and restrictions on the rights of the Bondowners to bring suit. The Indenture may be amended to the extent and in the manner provided therein.

     In case any Event of Default (as defined in the Indenture) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Indenture.

     The interest rate on this bond shall vary and be determined from time to time in accordance with the provisions of the Indenture, and any such determination shall be conclusive and binding upon the REGISTERED OWNER hereof. Prior to the Fixed Rate Date, the Bonds shall be in a Daily Mode, a Weekly Mode, or a Flexible Mode. Interest on the Bonds may be converted to a Fixed Interest Rate for the remaining term of the Bonds. The Bonds will initially be in the Weekly Mode and may be converted from one Interest Mode to another Interest Mode at the option of the Issuer upon satisfaction of the conditions and in accordance with the provisions set forth in the Indenture.

     This bond, while in a Daily Mode or Weekly Mode, is subject to tender at the option of the REGISTERED OWNER hereof in accordance with the provisions of the Indenture, which include without limitation (a) the delivery to the Paying Agent (and the Remarketing Agent if in a Daily Mode) of an irrevocable Bondowner Tender Notice and telephonic notice to the Paying Agent of certain of the information to be contained therein, including without limitation the date on which this bond is to be purchased, which date shall be (i) in the case of Bonds in the Daily Mode, any Business Day provided that said telephonic notice is given and such Bondowner Tender Notice is delivered to the Paying Agent (and the Remarketing Agent if the Bonds are in a Daily Mode) by 10:00 a.m., New York City time, on such Business Day, or (ii) in the case of Bonds in the Weekly Mode, not later than 3:00 p.m., New York City time, on any Business Day which is at least seven (7) calendar days, but not more than fourteen (14) calendar days, prior to the Business Day specified in such notice for the tender and purchase of this bond; and (b) delivery to the Paying Agent at or prior to 12:00 noon New York City time, on the date specified in the aforesaid notice, of this bond. The right of the REGISTERED OWNER hereof to so tender this bond shall terminate upon the earliest of (i) the Liquidity Facility Expiration Date, and (ii) the date all Bonds are converted to a Fixed Rate.

     In addition, the Bonds, except for Purchased Bonds and Issuer Bonds, are subject to mandatory purchase, in accordance with the provisions of the Indenture, on (i) a Scheduled Issuer Tender Date, (ii) any Interest Mode Adjustment Date, (iii) the second (2nd) Business Day preceding a Credit Facility Expiration Date or a Liquidity Facility Expiration Date, (iv) the second (2nd) Business Day preceding a Credit Facility Termination Date or a Liquidity Facility Termination Date, (v) on the fifth (5th) calendar

Exhibit 4.19

day prior to a Substitution Date, and (vi) with respect to Bonds in a Flexible Mode, on each Flexible Date. Notice of such mandatory purchase shall be given to the REGISTERED OWNER in accordance with the provisions of the Indenture, at least thirty (30) days (fifteen (15) days with respect to Bonds in a Daily Mode or Weekly Mode), unless a shorter period is required pursuant to the provisions of the Indenture, prior to the Purchase Date.

     Interest accruing on undelivered Bonds subject to mandatory or optional tender after the Purchase Date shall not be payable to the former Owner of such Bonds.

     Purchased Bonds shall be subject to mandatory redemption prior to maturity, in whole, on the Liquidity Facility Expiration Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

     Bonds shall be subject to mandatory redemption prior to maturity, in whole or in part, on any applicable Interest Payment Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, to the extent that monies from the sale of the Issuer’s assets are required to be deposited with the Trustee, and applied to such redemption pursuant to the Reimbursement Agreement.

     Prior to the Fixed Rate Date, this bond is subject to optional redemption prior to maturity, at the option of the Issuer, on any Interest Payment Date applicable hereto, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date.

     After the Fixed Rate Date, this bond is subject to optional redemption prior to maturity, at the option of the Issuer, in whole or in part at any time, in accordance with the terms established in connection with the conversion of this Bond to a Fixed Rate.

     In the event that less than all of the Bonds are to be redeemed, the Bonds (or portions of Bonds) to be redeemed shall be selected by the Trustee as provided in the Indenture; provided that for so long as CEDE & CO., as nominee of The Depository Trust Company (“DTC”), is the REGISTERED OWNER, the beneficial interests in the particular Bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may determine. Interest on Bonds called for redemption shall be due and payable on the redemption date.

     Notice of any redemption shall be given by the Trustee mailing a copy of the redemption notice by registered or certified mail to the registered Owner of each Bond to be redeemed in whole or in part at the address shown on the registration books kept by the Paying Agent (a) prior to the Fixed Rate Date, not more than twenty-five (25) nor less than fifteen (15) days prior to the redemption date, and (b) on and after the Fixed Rate Date, not more than forty-five (45) nor less than thirty (30) days prior to the redemption date. Failure to mail notice to the Owner of any other Bond or any defect in the notice to such an Owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of one hundred thousand dollars ($100,000), portions of the principal amount in the amount of one hundred thousand dollars ($100,000) or any integral multiple of five thousand dollars ($5,000) in excess thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, monies for

Exhibit 4.19

the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

     This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the trust office of the Paying Agent, upon surrender of this bond properly endorsed in the form attached hereto to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds of the same Series and aggregate principal amount in Authorized Denominations will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the trust office of the Paying Agent for a new Bond or Bonds in Authorized Denominations of the same Series and aggregate principal amount without transfer to a new registered Owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond during the notice period preceding any redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption.

     The Bonds are issuable only in fully registered form in the denominations authorized under the Indenture.

     The Issuer, the Trustee and the Paying Agent may treat the REGISTERED OWNER as the absolute Owner of this bond for all purposes, notwithstanding any notice to the contrary.

     Neither the directors or officers of the Issuer nor any person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

     This bond will not be valid until the Certificate of Paying Agent has been signed by the Paying Agent.

THE CONNECTICUT WATER COMPANY
(Seal)
By:__________________________
Authorized Officer

CERTIFICATE OF PAYING AGENT

     This bond is one of the Initial Bonds described in the Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Paying Agent

By:_________________________
Authorized Officer

Exhibit 4.19

(REVERSE OF VARIABLE RATE BOND)

FORM OF BONDOWNER TENDER NOTICE

     The undersigned (a) hereby certifies that it is the lawful registered Owner of this bond on the date shown below as the “Date of Exercise of Bondowner Tender Option”, (b) hereby gives notice to the Paying Agent (and the Remarketing Agent if this bond is in the Daily Mode) of the exercise by the undersigned of its option to have this bond or a portion hereof as specified below purchased on the Purchase Date indicated below pursuant to the terms of the Indenture, and (c) in order to exercise said option, hereby tenders or will tender and deliver this bond to the Paying Agent for purchase of this bond or a portion hereof as specified below on the Purchase Date designated below for a Purchase Price equal to the sum of 100% of the principal amount hereof to be purchased plus accrued interest, if any. The undersigned does hereby also assign and transfer and direct the Paying Agent to transfer the bond upon delivery thereof under the terms and conditions contained in the Indenture.

     The undersigned hereby elects to receive payment of the Purchase Price of the Bonds, in one of the following manners (check the desired method):

MANNER A	in lawful money of the United States of America, directly to the undersigned on the applicable Purchase Date, upon surrender of the bonds (if not submitted herewith);

MANNER B	by wire transfer of immediately available funds to account number at on the applicable Purchase Date; provided, however, that the undersigned may not utilize this Manner B to receive the Purchase Price unless the undersigned is the Owner of at least $1,000,000 aggregate principal amount of Bonds.

Name and address of Bondowner:_____________________

Date of Exercise of Bondowner Option:__________________________

Purchase Date:______________________________

Portion of Bond to be purchased (must be in Authorized Denominations and amount of Bond not tendered must be in Authorized Denominations): $

Exhibit 4.19

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints                 attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.

     Dated:

     Signature Guaranteed:

______________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:____________________________
                   Authorized Signature

Exhibit 4.19

(FORM OF FIXED RATE BOND)

Registered No. R-____	$_____________________

THE CONNECTICUT WATER COMPANY
Fixed Rate Taxable Debenture Bonds
Series ____

INTEREST RATE:

MATURITY DATE:

CUSIP:

DATE OF THIS BOND:____________________ 1, 20___________
(Date as of which Bonds of this Series were initially issued.)

INTEREST PAYMENT DATES:	January 1 and July 1 (but not before , ) and the date of redemption or maturity hereof

REGISTERED OWNER:

PRINCIPAL AMOUNT: _____ DOLLARS

     The Connecticut Water Company (the “Issuer”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INTEREST RATE per annum, payable semiannually on the INTEREST PAYMENT DATES, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for. The principal or redemption price, of this bond is payable at the trust office of U.S. Bank National Association, as Paying Agent (the “Paying Agent”). Interest is payable (i) by check mailed by the Paying Agent to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Paying Agent, or (ii) if the PRINCIPAL AMOUNT is not less than $1,000,000, at the option of the REGISTERED OWNER, by wire transfer to the REGISTERED OWNER at such wire transfer address as it may request in writing to the Paying Agent prior to the record date.

     The record date for payment of interest is the fifteenth (15th) day of the month preceding the date on which the interest is to be paid; provided that, with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than twenty (20) days before the date set for payment. The Trustee will mail notice of a special record date to the registered Owners of the Bonds (the “Bondowners”) at least ten (10) days before the special record

Exhibit 4.19

date. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

     This bond is part of an issue of bonds (the “Bonds”) representing an aggregate borrowing of $12,500,000 pursuant to a Trust Indenture, dated as of January 1, 2004 (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). All terms used in this bond and not otherwise defined herein shall have the same meanings as set forth in the Indenture. Reference is made to the Indenture for a description of the monies pledged and for the provisions with respect to the rights, limitations of rights, duties, obligations and immunities of the Issuer, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds and restrictions on the rights of the Bondowners to bring suit. The Indenture may be amended to the extent and in the manner provided therein.

     In case any Event of Default (as defined in the Indenture) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Indenture.

     Purchased Bonds shall be subject to mandatory redemption prior to maturity, in whole, on the Liquidity Facility Expiration Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

     Bonds shall be subject to mandatory redemption prior to maturity, in whole or in part, on any applicable Interest Payment Date at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, to the extent that monies from the sale of the Issuer’s assets are required to be deposited with the Trustee and applied to such redemption, pursuant to the Reimbursement Agreement.

     The Bonds of this Series (except the Bonds maturing on or before July 1, 20   , which are not subject to redemption prior to maturity) are redeemable pursuant to the Indenture prior to maturity beginning on July 1, 20   , at the option of the Issuer as provided in the Indenture, as a whole or in part at any time, in such order of maturities or sinking fund installments as directed by the Issuer as provided in the Indenture, at the following prices expressed in percentages of their principal amount, plus accrued interest to the redemption date:

Period During Which Redeemed	Redemption Price
July 1, 20 to June 30, 20%
July 1, 20 to June 30, 20%
July 1, 20 and thereafter	%

     In the event that less than all of the Bonds are to be redeemed, the Bonds (or portions of Bonds) within a maturity or sinking fund installment to be redeemed shall be selected by the Trustee as provided in the Indenture; provided that for so long as CEDE & CO., as nominee of The Depository Trust Company (“DTC”), is the REGISTERED OWNER, the beneficial interests in the particular Bonds or portions thereof to be redeemed shall be selected by lot by DTC, in such manner as DTC may determine. Interest on Bonds called for redemption shall be due and payable on the redemption date.

     Notice of any redemption shall be given by the Trustee by mailing a copy of the redemption notice to the REGISTERED OWNER of each Bond to be redeemed in whole or in part at the address shown on the registration books maintained by the Paying Agent not more than forty-five (45) nor less

Exhibit 4.19

than thirty (30) days prior to the redemption date. Failure to mail notice to the Owner of any other Bond or any defect in the notice to such an Owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of five thousand dollars ($5,000), portions of the principal amount in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, monies for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

     This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the trust office of the Paying Agent, upon surrender of this bond properly endorsed in the form attached hereto to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds of the same Series and aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the trust office of the Paying Agent for a new Bond or Bonds in Authorized Denominations of the same Series and aggregate principal amount without transfer to a new registered Owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond during the notice period preceding any redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption.

     The Bonds are issuable only in fully registered form in the denominations of $5,000 or any integral multiple thereof.

     The Issuer, the Trustee, and the Paying Agent may treat the REGISTERED OWNER as the absolute Owner of this bond for all purposes, notwithstanding any notice to the contrary.

     Neither the directors or officers of the Issuer nor any person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

Exhibit 4.19

     This bond will not be valid until the Certificate of Paying Agent has been signed by the Paying Agent.

THE CONNECTICUT WATER COMPANY
(Seal)
By:____________________________
Authorized Officer

CERTIFICATE OF PAYING AGENT

          This bond is one of the Initial Bonds described in the Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Paying Agent

By:_________________________
Authorized Officer

Exhibit 4.19

ASSIGNMENT

     For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints                   attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.

Dated:

Signature Guaranteed:

__________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: ________________________

Authorized Signature